STATE OF SOUTH CAROLINA

SECRETARY OF STATE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

FOR

THE SOUTH FINANCIAL GROUP, INC.

Pursuant to Section 33-10-107 of the 1976 South Carolina Code of Laws, as amended, the Corporation hereby submits the following information:

1.	The name of the Corporation is The South Financial Group, Inc.

2.	The name of the Corporation has been changed. Its only former name was Carolina First Corporation.

3.	The original articles of incorporation were filed on May 21, 1986, and have subsequently been amended by various articles of amendment.

4.	The registered office of the Corporation is 102 S. Main Street, Greenville, South Carolina 29601, and the registered agent at such address is William P. Crawford, Jr.

5.	The Corporation is authorized to issue a single class of common shares, $1.00 par value per share and the total number of such shares authorized is one hundred million (100,000,000).

The Corporation is also authorized to issue ten million (10,000,000) shares of preferred stock. The relative rights, preferences and limitations of such preferred stock shall be determined by the Corporation's Board of Directors in its sole discretion. The Corporation's Board of Directors shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the shareholders of the Corporation: (a) the distinctive serial designation and the number of shares constituting such series; (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends; (c) the voting powers, full or limited, if any, of shares of such series; (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed; (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund; (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (h) the price or other consideration for which the shares of such series shall be issued; and (i) whether the shares of such series which are redeemed or converted shall have the status

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of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

6.	The optional provisions which the Corporation elects to include in the articles of incorporation are as follows:

a)	Holders of shares of common stock shall not have the right to cumulate their votes in the election of directors.

b)	Holders of shares of common stock shall not have preemptive rights to subscribe for additional shares on a pro rata basis when such additional shares are offered for sale by the Corporation.

c)

These Articles of Incorporation require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the Corporation entitled to vote for approval if (a) this Corporation merges or consolidates with any other corporation, or if (b) this Corporation sells or exchanges all or a substantial part of its assets to or with any other corporation, or if (c) this Corporation issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of any other corporation, or securities issued by any other corporation, or in a merger of any subsidiary of this Corporation (80% or more of the common stock of which is held by this Corporation) with or into any other corporation; provided, however, that the foregoing shall not apply to any plan of merger or consolidation, or sale or exchange of assets, or issuance or delivery of stock or other securities which was approved (or adopted) and recommended without condition by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between this Corporation and another corporation fifty percent (50%) or more of the voting stock of which is owned by this Corporation. The Board of Directors shall be permitted to condition its approval (or adoption) of any plan of merger or exchange of assets, or issuance or delivery of stock or securities upon the approval of holders of eighty percent (80%) of the outstanding stock of this Corporation entitled to vote on such plan of merger or consolidation, or sale or exchange of assets, or issuance or delivery of stock or securities. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in these Articles of Incorporation, shall be such as may be required by applicable law. A "substantial part" of the Corporation's assets shall mean assets the book value of which constitutes more than twenty percent (20%) of the book value, or the fair market value of which constitutes more than twenty percent (20%) of the fair market value, of the total assets of the Corporation and its subsidiaries taken as a whole.

d)

The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of this Corporation, (b) merge or consolidate this Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of this Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of this Corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of this Corporation and its subsidiaries, on the communities and geographical areas in which this Corporation and its subsidiaries operate or are located and on any of the businesses and properties of this Corporation or any of its subsidiaries, as well as such other factors as the

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directors deem relevant, and (ii) not only the consideration being offered, in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the board of directors' estimate of the future value of this Corporation (including the unrealized value of its properties and assets) as an independent going concern.

e)

Any shareholder entitled to vote for the election of directors may make nominations for the election of directors only by giving written notice to the Secretary of the Corporation at least 30 days but not more than 60 days prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is waived in advance of the meeting by the Board of Directors.

f)

The Articles of Incorporation require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting securities of the Corporation to remove any Director or the entire Board of Directors without cause.

g)

The Articles of Incorporation provide for staggered terms of the members of the Board of Directors, in the following manner: When the Board of Directors shall consist of nine (9) or more members, in lieu of electing the whole number of Directors annually, the Directors shall be divided by the Board into three classes, each class to be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the end of the third annual meeting after their election. At each annual meeting after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

h)

The Articles of Incorporation require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting securities of the Corporation to approve the dissolution of the Corporation, unless not less than eighty percent (80%) of the Directors approve such dissolution, in which case approval by affirmative vote of the holders of a majority of the outstanding voting securities of the Corporation shall be sufficient.

i)

The Articles of Incorporation require the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting securities of the Corporation to amend the provisions of the Articles of Incorporation set forth in Paragraphs (c) through (h) hereinabove, unless not less than eighty percent (80%) of the Directors approve such amendment, in which case approval by affirmative vote of the holders of two-thirds (2/3) of the outstanding voting securities of the Corporation shall be sufficient.

j)

A director of the Corporation shall not be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a directory (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws; (iii) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit.

7.	This application will be effective upon acceptance for filing by the Secretary of State.

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CERTIFICATE ACCOMPANYING THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

THE SOUTH FINANCIAL GROUP, INC.

Check either A or B, whichever is applicable; and if B applies, complete the additional information requested:

A. ☒ The attached restated articles of incorporation do not contain any amendments to the Corporation’s articles of incorporation and have been duly approved by the Corporation’s board of directors as authorized by Section 33-10-107(a) of the 1976 South Carolina Code of Laws, as amended.

B. ☐ The attached restated articles of incorporation contain one or more amendments to the Corporation’s articles of incorporation. Pursuant to Section 33-10-107(d)(2) also, the following information concerning the amendment(s) is hereby submitted:

1.          On _________________, the Corporation adopted the following amendments to its articles of incorporation:

Not applicable.

2.          The manner, if not set forth in the Amendment(s), in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

Not applicable.

3.	Complete either A or B, whichever is applicable.

Not applicable.

A. ☐ Amendments adopted by shareholder action.

At the date of adoption of the Amendments, the number of outstanding shares of each voting group entitled to vote separately on the Amendment(s), and vote of such shares was as follows:

Number of	Number of	Number of Votes	Number of Undisputed
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	or	Against

B. ☐ Amendments were duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended and shareholder action was not required.

Date: March 5, 2003	The South Financial Group, Inc.

By:	/s/William S. Hummers III

                                                    Signature

William S. Hummers III, Executive Vice President

                                                 Type or Print Name and Office

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STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF CORRECTION

The following information is submitted pursuant to Section 33-1-240 of the 1976 South Carolina Code of Laws, as amended:

1.	The name of the corporation is The South Financial Group, Inc.

2.

On March 3, 1993, the corporation filed Articles of Amendment which was incorrect in the following manner: The second sentence of Section VI regarding Reacquired Shares incorrectly uses the term "Series 1993 Preferred Stock". Both references to "Series 1993 Preferred Stock" in such sentence should read "preferred stock."

Date: March 31, 2003	The South Financial Group, Inc.

/s/ William S. Hummers
William S. Hummers III
Executive Vice President

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF CORRECTION

The following information is submitted pursuant to Section 33-1-240 of the 1976 South Carolina Code of Laws, as amended:

1.	The name of the corporation is The South Financial Group, Inc.

2.   On April 13, 1994, the corporation filed Articles of Amendment which were incorrect in the following manner:

Subsections (e) and (g) under the section captioned "Amendment #2" incorrectly use the term "association." The incorrect matters stated in the previous sentence should be revised as follows: Each occurrence of the word "association" in subsections (e) and (g) under the section entitled "Amendment #2" shall be replaced with the word "corporation."

The second sentence of Section VI regarding Reacquired Shares incorrectly uses the term "Series 1994 Preferred Stock". Both references to "Series 1994 Preferred Stock" in such sentence should read "preferred stock."

Date: March 31, 2003	The South Financial Group, Inc.

/s/ William S. Hummers
William S. Hummers III
Executive Vice President

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF MERGER

OR SHARE EXCHANGE

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to Section 33-11-105 of the 1976 South Carolina Code of Laws, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:

(a)	The name of the surviving or acquiring corporation is The South Financial Group, Inc.
(b)

Attached hereto and made a part hereof is a copy of the Plan of Merger or Share Exchange (see Sections 33-11-101 (merger) 33-11-102 (share exchange), 33-11-104 (merger of subsidiary into parent) 33-11-107 (merger or share exchange with a foreign corporation), and 33-11-108 (merger of a parent corporation into one of its subsidiaries) of the 1976 South Carolina Code of Laws, as amended).

(c)	Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction:
Name of the corporationThe South Financial Group, Inc.

Complete either (1) or (2), whichever is applicable:

☒      Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a) of the 1976 South Carolina Code of Laws, as amended).

☐          The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed* Shares For or Against

*NOTE:

Pursuant to Section 33-11-105(a)(3)(ii) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

Name of the corporation:MountainBank Financial Corporation

Complete either (1) or (2), whichever is applicable:

☐          Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).

☒       The plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed* Shares For or Against
Common Stock Series A Preferred Stock	2,183,035 274,625	2,183,035 274,625	2,183,035 274,625	1,951,241 190,023 245,458 25,000
*NOTE

Pursuant to Section 33-11-105(a)(3)(ii) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

Unless a delayed date is specified, the effective date of this document shall be the date it is accepted for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws): October 3, 2003 at 12:00 a.m.

Date October 1, 2003	The South Financial Group, Inc. Name of the Surviving or Acquiring Corporation

/s/ William S. Hummers III Signature and Office

William S. Hummers III, Executive Vice President Type or Print Name and Office

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 14, 2003, between The South Financial Group, Inc., a South Carolina corporation ("TSFG") and MountainBank Financial Corporation, a North Carolina corporation ("MBFC").

Recitals

The Boards of Directors of TSFG and MBFC have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which MBFC will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into TSFG.

The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

Agreement

In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions. The following terms shall have the indicated definitions.

Acquisition Proposal. Any tender offer or exchange offer or any proposal for a merger, reorganization, consolidation, share exchange, recapitalization, liquidation, dissolution or other business combination involving MBFC or any proposal or offer to acquire a substantial equity interest in, or a substantial portion of the assets of, MBFC, other than the transaction contemplated by this Agreement.

Articles of Merger. The articles of merger complying with the NCBCA and the SCBCA reflecting the merger of MBFC with and into TSFG.

BHC Act. The Bank Holding Company Act of 1956, as amended.

Common Exchange Ratio. The Per Common Share Merger Consideration expressed as a ratio (rounded to three decimals) of TSFG Common Stock to MBFC Common Stock.

DPC Shares. Shares held by MBFC, TSFG or any of TSFG’s Subsidiaries in respect of a debt previously contracted.

Effective Time. The effective time of the Merger, specified in the Articles of Merger.

Environmental Laws. Applicable federal, state and local laws, including common law, regulations and ordinances, and all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials in the environment or workplace.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.
Exchange Act. The Securities Exchange Act of 1934, as amended.

Exchange Agent. Registrar & Transfer Company or the successor stock transfer agent of TSFG, which shall be responsible for the exchange of the Merger Consideration for the MBFC Capital Stock.

Exchange Ratio. In the case of MBFC Common Stock, the Common Exchange Ratio and in the case of Series A Preferred Stock, the Preferred Exchange Ratio.

Fair Market Value. The Ten Trading Day Average, unless (1) the Ten Trading Day Average is less than $21.00, in which case it will be deemed to be $21.00 or (2) the Ten Trading Day Average is greater than $25.00, in which case it will be deemed to be $25.00.

FDIC. The Federal Deposit Insurance Corporation.
Federal Reserve Board. The Board of Governors of the Federal Reserve System.
Federal Reserve Consent. The consent of the Federal Reserve Board necessary to consummation of the Merger.
GAAP. Generally accepted accounting principles consistently applied during the periods involved.

Governmental Entity. Any court, administrative agency or commission or other governmental authority or instrumentality.

Hazardous Materials. Any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials.

IRS. The Internal Revenue Service.

Loan Property. Any property in which MBFC holds a security interest, and, where required by the context, such term means the owner or operator of such property.

MBFC Capital Stock. The MBFC Common Stock and the Series A Preferred Stock.
MBFC Common Stock. The common stock, par value $4.00 per share, of MBFC.

MBFC Option Plans. The 1997 Employee Stock Option Plan, as amended, the 1997 Director Stock Option Plan, as amended, the First Western Bank, the 1998 Nonstatutory Stock Option Plan, and the First Western Bank 1999 Nonstatutory Stock Option Plan, all as referenced in MBFC’s SEC filings.

MBFC Stock Certificate. A certificate, which previous to the Merger represented any shares of MBFC Capital Stock.

Material Adverse Effect. With respect to TSFG or MBFC, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (t) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (u) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (v) any action or omission of the parties taken with the prior written consent of the other parties hereto, (w) any events, conditions or trends in business or financial conditions affecting the banking industry, (x) any change or development in financial or securities markets or the economy in general, including changes in interest rates, or (y) the announcement or execution of this Agreement, including any impact on relationships with customers or employees, or (ii) the ability of the parties to consummate the transactions contemplated hereby.

Merger Consideration. The aggregate number of shares of TSFG Common Stock issuable by TSFG upon conversion of the MBFC Capital Stock as provided herein, which shall be equal to the sum of (1) the Per Common Share Merger Consideration multiplied by the number of shares of MBFC Common Stock outstanding at Closing and (2) the Per Preferred Share Merger Consideration multiplied by the number of shares of Series A Preferred outstanding at Closing.

MountainBank. MountainBank, a state-chartered, non-member bank and wholly-owned subsidiary of MBFC.
NCBCA. The North Carolina Business Corporation Act, as amended.

Participation Facility. Any facility in which MBFC participates in the management and, where required by the context, such term means the owner or operator of such facility.

Per Common Share Merger Consideration. A number of shares of TSFG Common Stock equal to $32.50 divided by the Fair Market Value.

Per Preferred Share Merger Consideration. A number of shares of TSFG Common Stock equal to $39.00 divided by the Fair Market Value.

Per Share Merger Consideration. In the case of MBFC Common Stock, the Per Common Share Merger Consideration, and in the case of Series A Preferred Stock, the Per Preferred Share Merger Consideration.

Preferred Exchange Ratio. The Per Preferred Share Merger Consideration expressed as a ratio (rounded to three decimals) of TSFG Common Stock to Series A Preferred Stock.

Regulatory Agencies. The Federal Reserve Board, the FDIC, any applicable state banking commissions or any other state bank regulatory authority and any applicable self-regulatory organization with jurisdiction over the parties hereto or transactions contemplated herein.

Rights. Subscriptions, options, warrants, calls, commitments or agreements of any character to purchase capital stock.

SCBCA. The South Carolina Business Corporation Act, as amended.
SEC. The Securities and Exchange Commission.
Series A Preferred Stock. The Series A Preferred Stock, no par value per share, of MBFC.

Subsidiary. The word "Subsidiary" (1) when used with respect to MBFC shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes, and (2) when used with respect to TSFG shall mean each Subsidiary of TSFG that is a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

Superior Proposal. With respect to MBFC, any written Acquisition Proposal made by a person other than TSFG which is for (i) (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving MBFC, (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the assets of MBFC, in a single transaction or a series of related transactions, or (c) the acquisition, directly or indirectly, by a person of beneficial ownership of 50% or more of MBFC Common Stock whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and (ii) which is otherwise on terms which the Board of Directors of MBFC in good faith concludes (after consultation with its financial advisors and outside counsel)

would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement.

Surviving Corporation. The surviving corporation to the Merger, which shall be TSFG.

Taxes. Taxes shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

Tax Return. Any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

Ten Trading Day Average. The average of the last reported sale price per share of the TSFG Common Stock as reported on the NASDAQ/NMS (as reported in the Wall Street Journal or another mutually agreeable authoritative source) for the ten consecutive trading days immediately subsequent to the date of the Federal Reserve Consent.

Trust Account Shares. Shares of MBFC Capital Stock or TSFG Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties.

TSFG Common Stock. The common stock, par value $1.00 per share, of TSFG.

1.2	Terms Defined Elsewhere. The capitalized terms set forth below are defined in the following sections:
“Agreement”	Preamble
“Benefit Agreements”	Section 7.8(c)
“Closing”	Section 10.1
“Closing Date”	Section 10.1
“Code”	Section 2.3
“Company Director”	Section 7.11
“Dissenting Shareholder”	Section 2.10
“Dissenting Shares”	Section 2.10
“ERISA Affiliate”	Section 4.13(a)
“Exchange Fund”	Section 2.8
“Injunction”	Section 8.1(e)
“Loans”	Section 4.21(a)
“MBFC”	Preamble
“MBFC Contract”	Section 4.16(a)
“MBFC Director”	Section 7.12
“MBFC Disclosure Schedule”	Section 3.1
“MBFC Financial Statements”	Section 4.8
“MBFC Reports”	Section 4.6
“Maximum Amount”	Section 7.9
“Merger”	Recitals
“Plans”	Section 4.13(a)
“Proxy Statement/Prospectus”	Section 4.4
“Regulatory Agreement”	Section 4.17
“Representatives”	Section 7.3(a)
“Requisite Regulatory Approvals”	Section 8.1(c)
“S-4”	Section 4.14
“Securities Act”	Section 2.11(b)
“State Banking Approvals”	Section 4.4
“TSFG”	Preamble
“TSFG’s Counsel”	Section 8.2(d)
“TSFG Disclosure Schedule”	Section 3.1
“TSFG Financial Statements”	Section 5.7
“TSFG Preferred Stock”	Section 5.2
“TSFG Reports”	Section 5.5
“Termination Fee Amount”	Section 9.2(b)
“The Orr Group”	Section 4.9

1.3              Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. No provision of this Agreement shall be construed to require MBFC, TSFG or any of their respective affiliates to take any action that would violate any applicable law (including common law), rule or regulation.

ARTICLE II

PLAN OF MERGER

2.1              The Merger. Subject to the terms and conditions of this Agreement, in accordance with the NCBCA and SCBCA, at the Effective Time, MBFC shall merge with and into TSFG. TSFG shall be the Surviving Corporation, and shall continue its corporate existence under the laws of the State of South Carolina. The name of the Surviving Corporation shall continue to be "The South Financial Group, Inc." Upon consummation of the Merger, the separate corporate existence of MBFC shall terminate.

2.2              Effective Time and Effects of the Merger. Subject to the provisions of this Agreement, on the Closing Date, the Articles of Merger shall be duly prepared, executed and delivered for filing with the Secretaries of State of the State of North Carolina and the State of South Carolina. The Merger shall become effective at the Effective Time. At and after the Effective Time, the Merger shall have the effects set forth in the NCBCA and SCBCA.

2.3              Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

2.4	Conversion of MBFC Capital Stock.

(a)          (1) At the Effective Time, subject to Section 2.9(e), each share of MBFC Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares of MBFC Common Stock held directly or indirectly by MBFC, TSFG or any of TSFG’s Subsidiaries (except for Trust Account Shares and DPC Shares)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, the Per Common Share Merger Consideration.

(2) At the Effective Time, subject to Section 2.9(e), each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares of Series A Preferred Stock held directly or indirectly by MBFC, TSFG or any of TSFG’s Subsidiaries (except for Trust Account Shares and DPC Shares)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, the Per Preferred Share Merger Consideration.

(b)          All of the shares of MBFC Capital Stock converted into the Per Share Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of MBFC Stock Certificates shall thereafter cease to have any rights with respect to such securities, except the right to receive for each share (i) the Per Share Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.9(b) hereof, and (iii) any cash in lieu of fractional shares pursuant to Section 2.9(e).

(c)          If, between the date hereof and the Effective Time, (i) the shares of TSFG Common Stock shall be changed (or TSFG establishes a record date for changing such shares which is prior to the Effective Time) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, (ii) a stock dividend shall be declared (or TSFG establishes a record date for such dividend which is prior to the Effective Time) in respect of TSFG Common Stock, or (iii) any distribution is made (or TSFG establishes a record date for such distribution which is prior to the Effective Time) in respect of TSFG Common Stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the Exchange Ratio.

(d)          At the Effective Time, all shares of MBFC Capital Stock that are owned directly or indirectly by MBFC, TSFG or any of TSFG’s Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of TSFG, cash or other consideration shall be delivered in exchange therefor. All shares of TSFG Common Stock that are owned by MBFC (other than Trust Account Shares and DPC Shares) shall be cancelled.

2.5              TSFG Common Stock. Except for shares of TSFG Common Stock owned by MBFC (other than Trust Account Shares and DPC Shares), which shall be cancelled as contemplated by Section 2.4 hereof, the shares of TSFG Common

Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

2.6              Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of TSFG, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of TSFG, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

2.7              Directors and Executive Officers. At and after the Effective Time, the directors of TSFG shall consist of all of the directors of TSFG serving immediately prior to the Effective Time and the additional person who shall become a director of TSFG in accordance with Section 7.11 hereof, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The executive officers of TSFG immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

2.8              TSFG to Make Shares Available. As of the Effective Time, TSFG shall deposit, or shall cause to be deposited with the Exchange Agent, for exchange in accordance with this Article II, (i) certificates representing the shares of TSFG Common Stock to be issued pursuant to Section 2.4 and Section 2.9(a) in exchange for outstanding shares of MBFC Capital Stock, and (ii) the cash in lieu of fractional shares to be paid in accordance with Section 2.9(e) hereof. Such cash and certificates for shares of TSFG Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund."

2.9	Exchange of Shares.

(a)          As soon as practicable after the Effective Time, and in any event within seven business days after the Effective Time, or otherwise as may be agreed upon by the parties, the Exchange Agent shall mail to each holder of record of MBFC Stock Certificates at the Effective Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the MBFC Stock Certificates shall pass, only upon delivery of the MBFC Stock Certificates, to the Exchange Agent) and instructions for use in effecting the surrender of the MBFC Stock Certificates in exchange for Merger Consideration. MBFC shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of MBFC Stock Certificates for exchange and cancellation to the Exchange Agent, together with a properly executed letter of transmittal, the holder of such MBFC Stock Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of TSFG Common Stock which such holder of MBFC Capital Stock became entitled to receive pursuant to the provisions of Article II hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the MBFC Stock Certificates, as provided in Section 2.9(e), and the MBFC Stock Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares or the unpaid dividends and distributions, if any, payable to holders of MBFC Stock Certificates.

(b)          No dividends or other distributions declared after the Effective Time with respect to TSFG Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered MBFC Stock Certificate until the holder thereof shall surrender such MBFC Stock Certificate in accordance with this Article II. After the surrender of a MBFC Stock Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of TSFG Common Stock represented by such MBFC Stock Certificate.

(c)          If any certificate representing shares of TSFG Common Stock is to be issued in a name other than that in which the MBFC Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the MBFC Stock Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of TSFG Common Stock in any name other than that of the registered holder of the MBFC Stock Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)          After the Effective Time, there shall be no transfers on the stock transfer books of MBFC of the shares of MBFC Capital Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, MBFC Stock Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of TSFG Common Stock, as provided in this Article II.

(e)          Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of TSFG Common Stock shall be issued upon the surrender for exchange of MBFC Stock Certificates, no dividend or distribution with respect to TSFG Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of TSFG. In lieu of the issuance of any such fractional share, TSFG shall pay to each former stockholder of MBFC who otherwise would be entitled to receive a fractional share of TSFG Common Stock an amount in cash determined by multiplying (i) the Fair Market Value by (ii) the fraction of a share of TSFG Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.4 hereof.

(f)           Any portion of the Exchange Fund that remains unclaimed by the stockholders of MBFC for twelve months after the Effective Time shall be paid to TSFG. Any stockholders of MBFC who have not theretofore complied with this Article II shall thereafter look only to TSFG for payment of the Per Share Merger Consideration and/or the unpaid dividends and distributions on the TSFG Common Stock deliverable in respect of each share of MBFC Capital Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of TSFG, MBFC, the Exchange Agent or any other person shall be liable to any former holder of shares of MBFC Capital Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)          In the event any MBFC Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such MBFC Stock Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such MBFC Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed MBFC Stock Certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

2.10            Dissenter’s Rights. Any holder of shares of MBFC Capital Stock who shall have exercised rights to dissent with respect to the Merger in accordance with the NCBCA and who has properly exercised such shareholder's rights to demand payment of the "fair value" of the shareholder's shares (the "Dissenting Shares") as provided in the NCBCA (the "Dissenting Shareholder") shall thereafter have only such rights, if any, as are provided a Dissenting Shareholder in accordance with the NCBCA and shall have no rights to receive the Per Share Merger Consideration under Section 2.4 (provided, that nothing contained herein shall limit such Dissenting Shareholder's rights to the payment of all declared and unpaid dividends); provided, however, that if a Dissenting Shareholder shall fail to properly demand payment (in accordance with the NCBCA) in conjunction with such appraisal or shall become ineligible for such appraisal, then such Dissenting Shareholder's Dissenting Shares automatically shall cease to be Dissenting Shares and shall be converted into and represent only the right to receive, upon surrender of the certificate representing the Dissenting Shares, the Per Share Merger Consideration provided for in Section 2.4 and declared and unpaid dividends as provided in Section 2.9(b).

2.11	Stock Options.

(a)          At the Effective Time, each option granted by MBFC under the MBFC Option Plans, which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of MBFC Common Stock and shall be converted automatically into a fully-vested option to purchase shares of TSFG Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable MBFC Option Plan), the agreements evidencing grants thereunder, and any other agreements between MBFC and an optionee regarding MBFC Options):

(1)            the number of shares of TSFG Common Stock to be subject to the new option shall be equal to the product of the number of shares of MBFC Common Stock subject to the original option and the Common Exchange Ratio, provided that any fractional shares of TSFG Common Stock resulting from such multiplication shall be rounded to the nearest whole share (and .5 of a share shall be rounded up); and

(2)the exercise price per share of TSFG Common Stock under the new option shall be equal to the exercise price per share of MBFC Common Stock under the original option divided by the Common Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent (and .5 of a cent shall be rounded down).

(b)          Prior to the Effective Time, TSFG shall reserve for issuance the number of shares of TSFG Common Stock necessary to satisfy TSFG's obligations under this Section. TSFG shall file with the SEC no later than five business days after the Effective Time, a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of TSFG Common Stock subject to options to acquire TSFG Common Stock issued pursuant to this Section, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding; provided, however, that TSFG shall only be required to file and maintain the effectiveness of such registration statement with respect to options that are eligible to be registered on a Form S-8.

(c)          Prior to the Effective Time, TSFG and MBFC shall take all such steps as may be required to cause any acquisitions of TSFG equity securities (including derivative securities with respect to any TSFG equity securities) and dispositions of MBFC equity securities (including derivative securities with respect to any MBFC equity securities) resulting from the transactions contemplated by this Agreement by each individual who is anticipated to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TSFG or who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to MBFC, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE III

DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES

Omitted

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Omitted

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF TSFG

Omitted

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

Omitted

ARTICLE VII

ADDITIONAL AGREEMENTS

Omitted

ARTICLE VIII

CONDITIONS PRECEDENT

Omitted

ARTICLE IX

TERMINATION AND AMENDMENT

Omitted

ARTICLE X

GENERAL PROVISIONS

10.1            Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first business day after all conditions set forth in Article VIII have either been satisfied or waived (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date") at TSFG’s principal executive offices, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that the Closing Date shall not be prior to October 3, 2003.

10.2            Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive TSFG or MBFC (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any third party, including, without limitation, any shareholder or former shareholder of either TSFG or MBFC.

10.3            Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.4            Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied, mailed by registered or certified mail (return receipt requested) or delivered by an express courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to TSFG, to:

The South Financial Group, Inc.
104 S. Main St.
Greenville, SC 29601
Attention: William P. Crawford, Jr., Executive Vice President

and

(b) if to MBFC, to:

MountainBank Financial Corporation
201 Wren Drive
Hendersonville, NC 28792
Attention: J. W. Davis, Chief Executive Officer

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, New York 10019
Attention: Richard K. Kim, Esq.

10.5            Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.6            Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.7            Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina, without regard to any applicable conflicts of law, except to the extent that various matters under this Agreement must be necessarily governed by North Carolina corporate law.

10.8            Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.9            Publicity. Except as expressly permitted by this Agreement or otherwise required by law or the rules of the Nasdaq Stock Market so long as this Agreement is in effect, neither TSFG nor MBFC shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

10.10           Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

IN WITNESS WHEREOF, TSFG and MBFC have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE SOUTH FINANCIAL GROUP, INC.

By:	William S. Hummers III
Name: William S. Hummers III
Title: Executive Vice President

MOUNTAINBANK FINANCIAL CORPORATION

By:	J. W. Davis
Name: J. W. Davis
Title: Chief Executive Officer

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

2.	The name of the corporation is The South Financial Group, Inc.

3.	Date of Incorporation: May 21, 1986.
4.	Agent’s Name and Address: William P. Crawford, Jr., 102 S. Main Street, Greenville, SC 29601.

4.	On April 27, 2004, the corporation adopted the following Amendment to its Articles of Incorporation:

The first sentence of paragraph (5) of the Corporation’s Articles of Incorporation is hereby amended to read as follows: “The Corporation is authorized to issue a single class of common shares, $1.00 par value per share and the total number of such shares authorized is two hundred million (200,000,000).”

5.	The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: Not applicable.

6.	Complete either a or b, whichever is applicable.

☒	Amendment adopted by shareholder action.

At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and vote of such shares was:

Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares
Group	Shares_____	to be Cast___	the Meeting_____	For	Against	Abstain
Common	59,534,491	59,083,407	49,449,702	43,462,043	5,629,878	356,479

Stock

2.

[ ]          Amendment was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended and shareholder action was not required.

7.	Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State. Not applicable.

Date: April 28, 2004	The South Financial Group, Inc. (Name of Corporation)

/s/ William P. Crawford, Jr._____________
William P. Crawford, Jr., Secretary

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF MERGER OR SHARE EXCHANGE

Pursuant to Section 33-11-105 of the 1976 South Carolina Code, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:

1.	The name of the surviving corporation is The South Financial Group, Inc.. The name of the disappearing corporation is CNB Florida Bancshares, Inc.

2.	Attached hereto and made a part hereof is a copy of the Plan of Merger.

3.	Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction:

(a)	Name of the corporation: The South Financial Group, Inc.

(1) [ X]	Shareholder approval of the merger or stock exchange was not required (See Section 33-11-103(h), 33-11-104(a), and 33-11-108(a)).

(2) [ ]	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	Against	Abstain
Common Stock	6,286,162	6,286,162	4,636,743	4,630,438 6,254 0

(b) Name of the corporation: CNB Florida Bancshares, Inc.

Complete either (1) or (2), whichever is applicable:

(1) [ ]	Shareholder approval of the merger or stock exchange was not required.

(2) [ X]	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

Number of	Number of	Number of Votes	Number of Undisputed*
Outstanding	Votes Entitled	Represented at	Shares Voted
Voting Group	Shares	to be Cast	the Meeting	For	Against Abstain

Common Stock

*NOTE: Pursuant to the Section 33-11-105(a)(3)(ii), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

4.

Unless a delayed date is specified, the effective date of this document shall be the date it is accepted for filing by the Secretary of State (See Section 33-1-230(b)): The merger shall be effective as of 12:00 p.m. on July 16, 2004.

Date: July 16, 2004	The South Financial Group, Inc.
(Name of the Surviving or Acquiring Corporation)

By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 20, 2004, between The South Financial Group, Inc., a South Carolina corporation (“TSFG”) and CNB Florida Bancshares, Inc., a Florida corporation (“CNBFB”).

Recitals

The Boards of Directors of TSFG and CNBFB have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which CNBFB will, subject to the terms and conditions set forth herein, merge (the “Merger”) with and into TSFG.

The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

Agreement

In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

11.1	Definitions. The following terms shall have the indicated definitions.

Acquisition Proposal. Any tender offer or exchange offer or any proposal for a merger, reorganization, consolidation, share exchange, recapitalization, liquidation, dissolution or other business combination involving CNBFB or any proposal or offer to acquire a substantial equity interest in, or a substantial portion of the assets of, CNBFB, other than the transaction contemplated by this Agreement.

Articles of Merger. The articles of merger complying with the FBCA and the SCBCA reflecting the merger of CNBFB with and into TSFG.

BHC Act. The Bank Holding Company Act of 1956, as amended.
CNBFB Common Stock. The common stock, par value $0.01 per share, of CNBFB.

CNBFB Option Plan. The CNBFB 1998 Performance-Based Incentive Plan, as referenced in CNBFB’s SEC filings.

CNBFB Stock Certificate. A certificate, which previous to the Merger represented any shares of CNBFB Common Stock.

CNB National Bank. CNB National Bank, a wholly-owned subsidiary of CNBFB.

DPC Shares. Shares held by CNBFB, TSFG or any of TSFG’s Subsidiaries in respect of a debt previously contracted.

Effective Time. The effective time of the Merger as specified in the Articles of Merger.

Environmental Laws. Applicable federal, state and local laws, including common law, regulations and ordinances, and all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials in the environment or workplace.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.
Exchange Act. The Securities Exchange Act of 1934, as amended.

Exchange Agent. Registrar & Transfer Company or the successor stock transfer agent of TSFG, which shall be responsible for the exchange of the Merger Consideration for the CNBFB Common Stock.

Exchange Ratio. .84 shares of TSFG Common Stock for each share of CNBFB Common Stock.
FBCA. The Florida Business Corporation Act, as amended.
FDIC. The Federal Deposit Insurance Corporation.

Fair Market Value. The average of the last reported sale price per share of the TSFG Common Stock as reported on the NASDAQ/NMS (as reported in the Wall Street Journal or another mutually agreeable authoritative source) for the ten consecutive trading days immediately prior to the fifth business day prior to the Effective Time.

Federal Reserve Board. The Board of Governors of the Federal Reserve System.
Federal Reserve Consent. The consent of the Federal Reserve Board necessary to consummation of the Merger.
GAAP. Generally accepted accounting principles consistently applied during the periods involved.

Governmental Entity. Any court, administrative agency or commission or other governmental authority or instrumentality.

Hazardous Materials. Any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials.

IRS. The Internal Revenue Service.

Loan Property. Any property in which CNBFB holds a security interest, and, where required by the context, such term means the owner or operator of such property.

Material Adverse Effect. With respect to TSFG or CNBFB, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (t) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (u) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (v) any action or omission of the parties taken with the prior written consent of the other parties hereto, (w) any events, conditions or trends in business or financial conditions affecting the banking industry, (x) any change or development in financial or securities markets or the economy in general, including changes in interest rates, (y) the announcement or execution of this Agreement, including any impact on relationships with customers or employees, or (z) charges and expenses contemplated in connection with the Merger and not otherwise in violation of this Agreement, including those related to employment contracts and severance payments; legal, accounting and investment banking fees; data processing conversion costs; and accounting changes or charges taken pursuant to Section 7.13 or (ii) the ability of the parties to consummate the transactions contemplated hereby.

Merger Consideration. The aggregate number of shares of TSFG Common Stock issuable by TSFG upon conversion of the CNBFB Common Stock as provided herein.

Participation Facility. Any facility in which CNBFB participates in the management and, where required by the context, such term means the owner or operator of such facility.

Per Share Merger Consideration. The shares of TSFG Common Stock issuable hereunder for each share of CNBFB Common Stock, which is .84 shares of TSFG Common Stock for each share of CNBFB Common Stock.

Regulatory Agencies. The Federal Reserve Board, the FDIC and any other regulatory authority or applicable self-regulatory organization with jurisdiction over the Merger.

Rights. Subscriptions, options, warrants, calls, commitments or agreements of any character to purchase capital stock.

SCBCA. The South Carolina Business Corporation Act, as amended.
SEC. The Securities and Exchange Commission.

Subsidiary. The word “Subsidiary” (1) when used with respect to CNBFB shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes, and (2) when used with respect to TSFG shall mean each Subsidiary of TSFG that is a “Significant Subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the SEC.

Superior Proposal. With respect to CNBFB, any written Acquisition Proposal made by a person other than TSFG which is for (i) (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving CNBFB, (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the assets of CNBFB, in a single transaction or a series of related transactions, or (c) the acquisition, directly or indirectly, by a person of beneficial ownership of 50% or more of CNBFB Common Stock whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and (ii) which is otherwise on terms which the Board of Directors of CNBFB in good faith concludes (after consultation with its financial advisors and outside counsel) would, if consummated, result in a transaction that (a) is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (b) is reasonably capable of being completed, and (c) that if not accepted by CNBFB’s Board of Directors, would result in a breach of the fiduciary duties of the CNBFB Board of Directors.

Surviving Corporation. The surviving corporation to the Merger, which shall be TSFG.

Taxes. Taxes shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

Tax Return. Any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

Trust Account Shares. Shares of CNBFB Common Stock or TSFG Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties.

TSFG Common Stock. The common stock, par value $1.00 per share, of TSFG.
11.2	Terms Defined Elsewhere. The capitalized terms set forth below are defined in the following sections:
“Agreement”	Preamble
“Benefit Agreements”	Section 7.8(c)
“CNBFB”	Preamble
“CNBFB Contract”	Section 4.16(a)

“CNBFB Director”	Section 7.12
“CNBFB Disclosure Schedule”	Section 3.1
“CNBFB Financial Statements”	Section 4.8
“CNBFB Reports”	Section 4.6
“Closing”	Section 10.1
“Closing Date”	Section 10.1
“Code”	Section 2.3
“Company Director”	Section 7.11
“ERISA Affiliate”	Section 4.13(a)
“Exchange Fund”	Section 2.8
“Hovde Financial”	Section 4.9
“Injunction”	Section 8.1(e)
“Loans”	Section 4.21(a)
“Maximum Amount”	Section 7.9
“Merger”	Recitals
“Plans”	Section 4.13(a)
“Proxy Statement/Prospectus”	Section 4.4
“Regulatory Agreement”	Section 4.17
“Representatives”	Section 7.3(a)
“Requisite Regulatory Approvals”	Section 8.1(c)
“S-4”	Section 4.14
“Securities Act”	Section 2.11(b)
“State Banking Approvals”	Section 4.4
“TSFG”	Preamble
“TSFG’s Counsel”	Section 8.2(d)
“TSFG Disclosure Schedule”	Section 3.1
“TSFG Financial Statements”	Section 5.7
“TSFG Preferred Stock”	Section 5.2
“TSFG Reports”	Section 5.5
“Termination Fee Amount”	Section 9.2(b)

11.3  Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. No provision of this Agreement shall be construed to require CNBFB, TSFG or any of their respective affiliates to take any action that would violate any applicable law (including common law), rule or regulation.

ARTICLE II

PLAN OF MERGER

12.1      The Merger. Subject to the terms and conditions of this Agreement, in accordance with the FBCA and SCBCA, at the Effective Time, CNBFB shall merge with and into TSFG. TSFG shall be the Surviving Corporation, and shall continue its corporate existence under the laws of the State of South Carolina. The name of the Surviving Corporation shall continue to be “The South Financial Group, Inc.” Upon consummation of the Merger, the separate corporate existence of CNBFB shall terminate.

12.2      Effective Time and Effects of the Merger. Subject to the provisions of this Agreement, on the Closing Date, the Articles of Merger shall be duly prepared, executed and delivered for filing with the Secretaries of State of the State of Florida and the State of South Carolina. The Merger shall become effective at the Effective Time. At and after the Effective Time, the Merger shall have the effects set forth in the FBCA and SCBCA.

12.3      Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement shall constitute a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

12.4	Conversion of CNBFB Common Stock.

(a)          At the Effective Time, subject to Section 2.9(e), each share of CNBFB Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of CNBFB Common Stock held directly or indirectly by CNBFB, TSFG or any of TSFG’s Subsidiaries (except for Trust Account Shares and DPC Shares)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, the Per Share Merger Consideration.

(b)          At the Effective Time, all of the shares of CNBFB Common Stock converted into the Per Share Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of CNBFB Stock Certificates shall thereafter cease to have any rights with respect to such securities, except the right to receive for each share (i) the Per Share Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.9(b) hereof, and (iii) any cash in lieu of fractional shares pursuant to Section 2.9(e).

(c)          If, between the date hereof and the Effective Time, (i) the shares of TSFG Common Stock shall be changed (or TSFG establishes a record date for changing such shares which is prior to the Effective Time) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, (ii) a stock dividend shall be declared (or TSFG establishes a record date for such dividend which is prior to the Effective Time) in respect of TSFG Common Stock, or (iii) any distribution is made (or TSFG establishes a record date for such distribution which is prior to the Effective Time) in respect of TSFG Common Stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the Exchange Ratio.

(d)          At the Effective Time, all shares of CNBFB Common Stock that are owned directly or indirectly by CNBFB, TSFG or any of TSFG’s Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of TSFG, cash or other consideration shall be delivered in exchange therefor. All shares of TSFG Common Stock that are owned by CNBFB (other than Trust Account Shares and DPC Shares) shall be cancelled.

12.5      TSFG Common Stock. Except for shares of TSFG Common Stock owned by CNBFB (other than Trust Account Shares and DPC Shares), which shall be cancelled as contemplated by Section 2.4 hereof, the shares of TSFG Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

12.6      Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of TSFG, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of TSFG, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

12.7      Directors and Executive Officers. At and after the Effective Time, the directors of TSFG shall consist of all of the directors of TSFG serving immediately prior to the Effective Time and the additional person who shall become a director of TSFG in accordance with Section 7.11 hereof, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The executive officers of TSFG immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

12.8      TSFG to Make Shares Available. At the Effective Time, TSFG shall deposit, or shall cause to be deposited with the Exchange Agent, for exchange in accordance with this Article II, (i) certificates representing the shares of TSFG Common Stock to be issued pursuant to Section 2.4 and Section 2.9(a) in exchange for outstanding shares of CNBFB Common Stock, and (ii) the cash in lieu of fractional shares to be paid in accordance with Section 2.9(e) hereof. Such cash and certificates for shares of TSFG Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the “Exchange Fund.”

12.9	Exchange of Shares.

(a)          As soon as practicable after the Effective Time, and in any event within seven business days after the Effective Time, or otherwise as may be agreed upon by the parties, the Exchange Agent shall mail to each holder of record of CNBFB Stock Certificates at the Effective Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the CNBFB Stock Certificates shall pass, only upon delivery of the CNBFB Stock Certificates, to the Exchange Agent) and instructions for use in effecting the surrender of the CNBFB Stock Certificates in exchange for Merger Consideration. CNBFB shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of CNBFB Stock Certificates for exchange and cancellation to the Exchange Agent, together with a properly executed letter of transmittal, the holder of such CNBFB Stock Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of TSFG Common Stock which such holder of CNBFB Common Stock became entitled to receive pursuant to the provisions of Article II hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the CNBFB Stock Certificates, as provided in Section 2.9(e), and the CNBFB Stock Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares or the unpaid dividends and distributions, if any, payable to holders of CNBFB Stock Certificates.

(b)          No dividends or other distributions declared after the Effective Time with respect to TSFG Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered CNBFB Stock Certificate until the holder thereof shall surrender such CNBFB Stock Certificate in accordance with this Article II. After the surrender of a CNBFB Stock Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of TSFG Common Stock represented by such CNBFB Stock Certificate.

(c)          If any certificate representing shares of TSFG Common Stock is to be issued in a name other than that in which the CNBFB Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the CNBFB Stock Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of TSFG Common Stock in any name other than that of the registered holder of the CNBFB Stock Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)          After the Effective Time, there shall be no transfers on the stock transfer books of CNBFB of the shares of CNBFB Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, CNBFB Stock Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of TSFG Common Stock, as provided in this Article II.

(e)          Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of TSFG Common Stock shall be issued upon the surrender for exchange of CNBFB Stock Certificates, no dividend or distribution with respect to TSFG Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of TSFG. In lieu of the issuance of any such fractional share, TSFG shall pay to each former stockholder of CNBFB who otherwise would be entitled to receive a fractional share of TSFG Common Stock an amount in cash determined by multiplying (i) the Fair Market Value by (ii) the fraction of a share of TSFG Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.4 hereof.

(f)           Any portion of the Exchange Fund that remains unclaimed by the stockholders of CNBFB for twelve months after the Effective Time shall be paid to TSFG. Any stockholders of CNBFB who have not theretofore complied with this Article II shall thereafter look only to TSFG for payment of the Per Share Merger Consideration and/or the unpaid dividends and distributions on the TSFG Common Stock deliverable in respect of each share of CNBFB Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of TSFG, CNBFB, the Exchange Agent or any other person shall be liable to any former holder of shares of CNBFB Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)          In the event any CNBFB Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such CNBFB Stock Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such CNBFB Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed CNBFB Stock Certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

12.10	[Reserved].
12.11	Stock Options.

(a)          At the Effective Time, each option granted by CNBFB under the CNBFB Option Plan, which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of CNBFB Common Stock and shall be converted automatically into a fully-vested option to purchase shares of TSFG Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable CNBFB Option Plan, the agreements evidencing grants thereunder, and any other agreements between CNBFB and an optionee regarding CNBFB Options):

(1) the number of shares of TSFG Common Stock to be subject to the new option shall be equal to the product of the number of shares of CNBFB Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of TSFG Common Stock resulting from such multiplication shall be rounded to the nearest whole share (and .5 of a share shall be rounded up), and

(2) the exercise price per share of TSFG Common Stock under the new option shall be equal to the exercise price per share of CNFBB Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent (and .5 of a cent shall be rounded up).

(b)          Prior to the Effective Time, TSFG shall reserve for issuance the number of shares of TSFG Common Stock necessary to satisfy TSFG's obligations under this Section. TSFG shall file with the SEC no later than ten business days after the Effective Time, a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of TSFG Common Stock subject to options to acquire TSFG Common Stock issued pursuant to this Section, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or “blue sky” laws, for so long as such options remain outstanding; provided, however, that TSFG shall only be required to file and maintain the effectiveness of such registration statement with respect to options that are eligible to be registered on a Form S-8.

(c)          Prior to the Effective Time, TSFG and CNBFB shall take all such steps as may be required to cause any acquisitions of TSFG equity securities (including derivative securities with respect to any TSFG equity securities) and dispositions of CNBFB equity securities (including derivative securities with respect to any CNBFB equity securities) resulting from the transactions contemplated by this Agreement by each individual who is anticipated to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TSFG or who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to CNBFB, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE III

DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES

Omitted

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Omitted

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF TSFG

Omitted

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

Omitted

ARTICLE VII

ADDITIONAL AGREEMENTS

Omitted

ARTICLE VIII

CONDITIONS PRECEDENT

Omitted

ARTICLE IX

TERMINATION AND AMENDMENT

Omitted

ARTICLE X

GENERAL PROVISIONS

Omitted

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF MERGER OR SHARE EXCHANGE

Pursuant to Section 33-11-105 of the 1976 South Carolina Code, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:

1.	The name of the surviving corporation is The South Financial Group, Inc.. The name of the disappearing corporation is Florida Banks, Inc.

2.	Attached hereto and made a part hereof is a copy of the Plan of Merger.

3.	Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction:

(a)	Name of the corporation: The South Financial Group, Inc.

(1) [ X]	Shareholder approval of the merger or stock exchange was not required (See Section 33-11-103(h), 33-11-104(a), and 33-11-108(a)).

(2) [ ]	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	Against	Abstain

(b) Name of the corporation: Florida Banks, Inc.

Complete either (1) or (2), whichever is applicable:

(1) [ ]	Shareholder approval of the merger or stock exchange was not required.

(2) [ X]	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	Against	Abstain
Common	6,956,276 6,956,276 3,913,400 3,901,273 10,567 2,060

Stock

*NOTE: Pursuant to the Section 33-11-105(a)(3)(ii), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

4.

Unless a delayed date is specified, the effective date of this document shall be the date it is accepted for filing by the Secretary of State (See Section 33-1-230(b)): The merger shall be effective as of 12:00 a.m. on July 16, 2004.

Date: July 16, 2004	The South Financial Group, Inc.
(Name of the Surviving or Acquiring Corporation)

By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 17, 2004, between The South Financial Group, Inc., a South Carolina corporation (“TSFG”) and Florida Banks, Inc., a Florida corporation (“FLBK”).

Recitals

The Boards of Directors of TSFG and FLBK have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which FLBK will, subject to the terms and conditions set forth herein, merge (the “Merger”) with and into TSFG.

The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

Agreement

In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1	Definitions. The following terms shall have the indicated definitions.

Acquisition Proposal. Any tender offer or exchange offer or any proposal for a merger, reorganization, consolidation, share exchange, recapitalization, liquidation, dissolution or other business combination involving FLBK or any proposal or offer to acquire a substantial equity interest in, or a substantial portion of the assets of, FLBK, other than the transaction contemplated by this Agreement.

Articles of Merger. The articles of merger complying with the FBCA and the SCBCA reflecting the merger of FLBK with and into TSFG.

BHC Act. The Bank Holding Company Act of 1956, as amended.

DPC Shares. Shares held by FLBK, TSFG or any of TSFG's Subsidiaries in respect of a debt previously contracted.

Determination Date. The third business day prior to the day of the Effective Time.

Effective Time. The effective time of the Merger as specified in the Articles of Merger.

Environmental Laws. Applicable federal, state and local laws, including common law, regulations and ordinances, and all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials in the environment or workplace.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Exchange Agent. Registrar & Transfer Company or the successor stock transfer agent of TSFG, which shall be responsible for the exchange of the Merger Consideration for the FLBK Common Stock.

Exchange Ratio. .77 shares of TSFG Common Stock for each share of FLBK Common Stock, subject to adjustment, if any, as contemplated in Section 9.1(h).

Fair Market Value. The average of the last reported sale price per share (expressed to three decimal places) of the TSFG Common Stock as reported on the NASDAQ/NMS (as reported in the Wall Street Journal or another mutually agreeable authoritative source) for the ten consecutive trading days immediately prior to the Determination Date.

FBCA. The Florida Business Corporation Act, as amended.

FDIC. The Federal Deposit Insurance Corporation.

Federal Reserve Board. The Board of Governors of the Federal Reserve System.

FLBK Common Stock. The common stock, par value $0.01 per share, of FLBK.

FLBK Restricted Stock. Shares of FLBK Common Stock issued pursuant to the FLBK Second Amended and Restated Incentive Compensation Plan that are subject to vesting requirements.

FLBK Stock-Based Plans. The FLBK Amended and Restated 1998 Stock Option Plan, the FLBK Amended and Restated Employee Stock Purchase Plan and the FLBK Second Amended and Restated Incentive Compensation Plan.

FLBK Stock Certificate. A certificate which previous to the Merger represented any shares of FLBK Common Stock.

Florida Bank. Florida Bank, N.A., a wholly-owned subsidiary of FLBK.

GAAP. Generally accepted accounting principles consistently applied during the periods involved.

Governmental Entity. Any court, administrative agency or commission or other governmental authority or instrumentality.

Hazardous Materials. Any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials.

IRS. The Internal Revenue Service.

Index Price. Index Price on a given date means the closing price of the NASDAQ Bank Index.

Loan Property. Any property in which FLBK holds a security interest, and, where required by the context, such term means the owner or operator of such property.

Material Adverse Effect. With respect to TSFG or FLBK, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (t) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (u) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (v) any action or omission of the parties taken with the prior written consent of the other parties hereto, (w) any events, conditions or trends in business or financial conditions affecting the banking industry, (x) any change or development in financial or securities markets or the economy in general, including changes in interest rates, (y) the announcement or execution of this Agreement, including any impact on relationships with customers or employees, or (z) charges and expenses contemplated in connection with the Merger and not otherwise in violation of this Agreement, including those related to employment contracts and severance payments; legal, accounting and investment banking fees; data processing conversion costs; and accounting changes or charges taken pursuant to Section 7.13 or (ii) the ability of the parties to consummate the transactions contemplated hereby.

Merger Consideration. The aggregate number of shares of TSFG Common Stock issuable by TSFG upon conversion of the FLBK Common Stock as provided herein.

Participation Facility. Any facility in which FLBK participates in the management and, where required by the context, such term means the owner or operator of such facility.

Per Share Merger Consideration. The shares of TSFG Common Stock issuable hereunder for each share of FLBK, which shall be equal to the Exchange Ratio.

Regulatory Agencies. The Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and any other regulatory authority or applicable self-regulatory organization with jurisdiction over the Merger.

Rights. Subscriptions, options, warrants, calls, commitments or agreements of any character to purchase capital stock.

SCBCA. The South Carolina Business Corporation Act, as amended.

SEC. The Securities and Exchange Commission.

Starting Date. March 17, 2004

Starting Price. The closing price of the TSFG common stock, as reported by Nasdaq, on March 17, 2004.

Subsidiary. The word “Subsidiary” (1) when used with respect to FLBK shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes, and (2) when used with respect to TSFG shall mean each Subsidiary of TSFG that is a “Significant Subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the SEC.

Superior Proposal. With respect to FLBK, any written Acquisition Proposal made by a person other than TSFG which is for (i) (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving FLBK, (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the assets of FLBK, in a single transaction or a series of related transactions, or (c) the acquisition, directly or indirectly, by a person of beneficial ownership of 50% or more of FLBK Common Stock whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and (ii) which is otherwise on terms which the Board of Directors of FLBK in good faith concludes (after consultation with its financial advisors and outside counsel) would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (b) is reasonably capable of being completed, and (c) that if not accepted by FLBK’s Board of Directors, would result in a breach of the fiduciary duties of the FLBK Board of Directors.

Surviving Corporation. The surviving corporation to the Merger, which shall be TSFG.

Taxes. Taxes shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

Tax Return. Any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

Trust Account Shares. Shares of FLBK Common Stock or TSFG Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties.

TSFG Common Stock. The common stock, par value $1.00 per share, of TSFG.

1.2	Terms Defined Elsewhere. The capitalized terms set forth below are defined in the following sections:
“Agreement”	Preamble
“Benefit Agreements”	Section 7.8(c)
“Closing”	Section 10.1
“Closing Date”	Section 10.1
“Code”	Section 2.3
“ERISA Affiliate”	Section 4.13(a)
“Exchange Fund”	Section 2.8
“Financial Advisors”	Section 4.9
“FLBK”	Preamble
“FLBK Contract”	Section 4.16(a)
“FLBK Director”	Section 7.11
“FLBK Disclosure Schedule”	Section 3.1
“FLBK Financial Statements”	Section 4.8
“FLBK Regulatory Agreement”	Section 4.17
“FLBK Reports”	Section 4.6
“Injunction”	Section 8.1(e)
“Loans”	Section 4.21(a)
“Maximum Amount”	Section 7.9
“Merger”	Recitals
“Plans”	Section 4.13(a)
“Proxy Statement/Prospectus”	Section 4.4
“Representatives”	Section 7.3(a)
“Requisite Regulatory Approvals”	Section 8.1(c)
“S-4”	Section 4.14
“Securities Act”	Section 2.11(b)
“State Banking Approvals”	Section 4.4
“TSFG”	Preamble
“TSFG's Counsel”	Section 8.2(d)
“TSFG Disclosure Schedule”	Section 3.1
“TSFG Financial Statements”	Section 5.7
“TSFG Preferred Stock”	Section 5.2
“TSFG Regulatory Agreement”	Section 5.18
“TSFG Reports”	Section 5.5
“Termination Fee Amount”	Section 9.2(b)

1.3        Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include“, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. No provision of this Agreement shall be construed to require FLBK, TSFG or any of their respective affiliates to take any action that would violate any applicable law (including common law), rule or regulation.

ARTICLE II

PLAN OF MERGER

2.1        The Merger. Subject to the terms and conditions of this Agreement, in accordance with the FBCA and SCBCA, at the Effective Time, FLBK shall merge with and into TSFG. TSFG shall be the Surviving Corporation, and shall continue its corporate existence under the laws of the State of South Carolina. The name of the Surviving Corporation shall continue to be “The South Financial Group, Inc.” Upon consummation of the Merger, the separate corporate existence of FLBK shall terminate.

2.2        Effective Time and Effects of the Merger. Subject to the provisions of this Agreement, on the Closing Date, the Articles of Merger shall be duly prepared, executed and delivered for filing with the Secretaries of State of the State of Florida and the State of South Carolina immediately after the Closing. The Merger shall become effective at the Effective Time. At and after the Effective Time, the Merger shall have the effects set forth in the FBCA and SCBCA.

2.3        Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement shall constitute a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

2.4	Conversion of FLBK Common Stock.

(a)        At the Effective Time, subject to Section 2.9(e), each share of FLBK Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of FLBK Common Stock held directly or indirectly by FLBK, TSFG or any of TSFG's Subsidiaries (except for Trust Account Shares and DPC Shares)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, the Per Share Merger Consideration.

(b)        At the Effective Time, all of the shares of FLBK Common Stock converted into the Per Share Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of FLBK Stock Certificates shall thereafter cease to have any rights with respect to such securities, except the right to receive for each share (i) the Per Share Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.9(b) hereof, and (iii) any cash in lieu of fractional shares pursuant to Section 2.9(e).

(c)        If, between the date hereof and the Effective Time, (i) the shares of TSFG Common Stock shall be changed (or TSFG establishes a record date for changing such shares which is prior to the Effective Time) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, (ii) a stock dividend shall be declared (or TSFG establishes a record date for such dividend which is prior to the Effective Time) in respect of TSFG Common Stock, or (iii) any distribution is made (or TSFG establishes a record date for such distribution which is prior to the Effective Time) in respect of TSFG Common Stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the Exchange Ratio.

(d)        At the Effective Time, all shares of FLBK Common Stock that are owned directly or indirectly by FLBK, TSFG or any of TSFG's Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of TSFG, cash or other consideration shall be delivered in exchange therefor. All shares of TSFG Common Stock that are owned by FLBK (other than Trust Account Shares and DPC Shares) shall be cancelled.

2.5        TSFG Common Stock. Except for shares of TSFG Common Stock owned by FLBK (other than Trust Account Shares and DPC Shares), which shall be cancelled as contemplated by Section 2.4 hereof, the shares of TSFG Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

2.6        Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of TSFG, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of TSFG, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

2.7        Directors and Executive Officers. At and after the Effective Time, the directors of TSFG shall consist of all of the directors of TSFG serving immediately prior to the Effective Time and the additional person who shall become a director of TSFG in accordance with Section 7.11 hereof, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The executive officers of TSFG immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

2.8        TSFG to Make Shares Available. At the Effective Time, TSFG shall deposit, or shall cause to be deposited with the Exchange Agent, for exchange in accordance with this Article II, (i) certificates representing the shares of TSFG Common Stock to be issued pursuant to Section 2.4 and Section 2.9(a) in exchange for outstanding shares of FLBK Common Stock, and (ii) the cash in lieu of fractional shares to be paid in accordance with Section 2.9(e) hereof. Such cash and certificates for shares of TSFG Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the “Exchange Fund.”

2.9	Exchange of Shares.

(a)        As soon as practicable after the Effective Time, and in any event within five (5) business days after the Effective Time, or otherwise as may be agreed upon by the parties, the Exchange Agent shall mail to each holder of record of FLBK Stock Certificates at the Effective Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the FLBK Stock Certificates shall pass, only upon delivery of the

FLBK Stock Certificates, to the Exchange Agent) and instructions for use in effecting the surrender of the FLBK Stock Certificates in exchange for the Merger Consideration. FLBK shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of FLBK Stock Certificates for exchange and cancellation to the Exchange Agent, together with a properly executed letter of transmittal, the holder of such FLBK Stock Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of TSFG Common Stock which such holder of FLBK Common Stock became entitled to receive pursuant to the provisions of Article II hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the FLBK Stock Certificates, as provided in Section 2.9(e), and the FLBK Stock Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares or the unpaid dividends and distributions, if any, payable to holders of FLBK Stock Certificates.

(b)        No dividends or other distributions declared after the Effective Time with respect to TSFG Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered FLBK Stock Certificate until the holder thereof shall surrender such FLBK Stock Certificate in accordance with this Article II. After the surrender of a FLBK Stock Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of TSFG Common Stock represented by such FLBK Stock Certificate.

(c)        If any certificate representing shares of TSFG Common Stock is to be issued in a name other than that in which the FLBK Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the FLBK Stock Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of TSFG Common Stock in any name other than that of the registered holder of the FLBK Stock Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)        After the Effective Time, there shall be no transfers on the stock transfer books of FLBK of the shares of FLBK Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, FLBK Stock Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of TSFG Common Stock, as provided in this Article II.

(e)        Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of TSFG Common Stock shall be issued upon the surrender for exchange of FLBK Stock Certificates, no dividend or distribution with respect to TSFG Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of TSFG. In lieu of the issuance of any such fractional share, TSFG shall pay to each former shareholder of FLBK who otherwise would be entitled to receive a fractional share of TSFG Common Stock an amount in cash determined by multiplying (i) the Fair Market Value by (ii) the fraction of a share of TSFG Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.4 hereof.

(f)         Any portion of the Exchange Fund that remains unclaimed by the shareholders of FLBK for twelve months after the Effective Time shall be paid to TSFG. Any shareholders of FLBK who have not theretofore complied with this Article II shall thereafter look only to TSFG for payment of the Per Share Merger Consideration and/or the unpaid dividends and distributions on the TSFG Common Stock deliverable in respect of each share of FLBK Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of TSFG, FLBK, the Exchange Agent or any other person shall be liable to any former holder of shares of FLBK Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)        In the event any FLBK Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such FLBK Stock Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such FLBK Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed FLBK Stock Certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

2.10	[Reserved].
2.11	Stock-Based Plans.

(a)        At the Effective Time, each option granted by FLBK under any of the FLBK Stock-Based Plans, which is outstanding and unexercised immediately prior thereto, shall cease to represent a right to acquire shares of FLBK Common Stock and shall be converted automatically into a fully-vested option to purchase shares of TSFG

Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable FLBK Stock-Based Plan, the agreements evidencing grants thereunder, and any other agreements between FLBK and an optionee regarding FLBK options):

(1)       the number of shares of TSFG Common Stock to be subject to the new option shall be equal to the product of the number of shares of FLBK Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of TSFG Common Stock resulting from such multiplication shall be rounded to the nearest whole share (and .5 of a share shall be rounded up), and

(2)       the exercise price per share of TSFG Common Stock under the new option shall be equal to the exercise price per share of FLBK Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent (and .5 of a cent shall be rounded up).

(b)        At the Effective Time, each share of FLBK Restricted Stock issued by FLBK under any of the FLBK Stock-Based Plans, which is outstanding immediately prior thereto, shall be converted automatically, at the Exchange Ratio, into fully-vested shares of TSFG Common Stock, provided that any fractional shares of TSFG Common Stock resulting from such the application of the Exchange Ratio shall be rounded to the nearest whole share (and .5 of a share shall be rounded up).

(c)        Prior to the Effective Time, TSFG shall reserve for issuance the number of shares of TSFG Common Stock necessary to satisfy TSFG's obligations under this Section. TSFG shall file with the SEC no later than ten business days after the Effective Time, a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of TSFG Common Stock (i) subject to options to acquire TSFG Common Stock issued pursuant to this Section or (ii) issued upon the conversion of the FLBK Restricted Stock pursuant to this Section, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or “blue sky” laws, for so long as such options remain outstanding; provided, however, that TSFG shall only be required to file and maintain the effectiveness of such registration statement with respect to securities that are eligible to be registered on a Form S-8.

(d)        Prior to the Effective Time, TSFG and FLBK shall take all such steps as may be required to cause any acquisitions of TSFG equity securities (including derivative securities with respect to any TSFG equity securities) and dispositions of FLBK equity securities (including derivative securities with respect to any FLBK equity securities) resulting from the transactions contemplated by this Agreement by each individual who is anticipated to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TSFG or who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to FLBK, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE III

DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES

[Omitted]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FLBK

[Omitted]

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF TSFG

[Omitted]

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

[Omitted]

ARTICLE VII

ADDITIONAL AGREEMENTS

[Omitted]

ARTICLE VIII

CONDITIONS PRECEDENT

[Omitted]

ARTICLE IX

TERMINATION AND AMENDMENT

[Omitted]

ARTICLE X

GENERAL PROVISIONS

[Omitted]

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF MERGER OR SHARE EXCHANGE

Pursuant to Section 33-11-105 of the 1976 South Carolina Code, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:

1.	The name of the surviving corporation is The South Financial Group, Inc.. The name of the disappearing corporation is Pointe Financial Corporation

2.	Attached hereto and made a part hereof is a copy of the Plan of Merger.

3.	Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction:

(a)	Name of the corporation: The South Financial Group, Inc.

(1) [ X]	Shareholder approval of the merger or stock exchange was not required (See Section 33-11-103(h), 33-11-104(a), and 33-11-108(a)).

(2) [ ]	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	Against	Abstain

(b) Name of the corporation: Pointe Financial Corporation

Complete either (1) or (2), whichever is applicable:

(1) [ ]	Shareholder approval of the merger or stock exchange was not required.

(2) [ X]	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	Against Abstain
Common	2,287,023	2,287,023	2,287,023	1,778,942	370	300

Stock

*NOTE: Pursuant to the Section 33-11-105(a)(3)(ii), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

4.

Unless a delayed date is specified, the effective date of this document shall be the date it is accepted for filing by the Secretary of State (See Section 33-1-230(b)): The merger shall be effective as of 12:00 a.m. on July 16, 2004.

Date: May 6, 2005	The South Financial Group, Inc.
(Name of the Surviving or Acquiring Corporation)

By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 17, 2004, between The South Financial Group, Inc., a South Carolina corporation (“TSFG”) and Pointe Financial Corporation, a Florida corporation (“FLBK”).

Recitals

The Boards of Directors of TSFG and FLBK have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which FLBK will, subject to the terms and conditions set forth herein, merge (the “Merger”) with and into TSFG.

The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

Agreement

In consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE XI

DEFINITIONS AND INTERPRETATION

11.1	Definitions. The following terms shall have the indicated definitions.

Acquisition Proposal. Any tender offer or exchange offer or any proposal for a merger, reorganization, consolidation, share exchange, recapitalization, liquidation, dissolution or other business combination involving FLBK or any proposal or offer to acquire a substantial equity interest in, or a substantial portion of the assets of, FLBK, other than the transaction contemplated by this Agreement.

Articles of Merger. The articles of merger complying with the FBCA and the SCBCA reflecting the merger of FLBK with and into TSFG.

BHC Act. The Bank Holding Company Act of 1956, as amended.

DPC Shares. Shares held by FLBK, TSFG or any of TSFG's Subsidiaries in respect of a debt previously contracted.

Determination Date. The third business day prior to the day of the Effective Time.

Effective Time. The effective time of the Merger as specified in the Articles of Merger.

Environmental Laws. Applicable federal, state and local laws, including common law, regulations and ordinances, and all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials in the environment or workplace.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Exchange Agent. Registrar & Transfer Company or the successor stock transfer agent of TSFG, which shall be responsible for the exchange of the Merger Consideration for the FLBK Common Stock.

Exchange Ratio. .77 shares of TSFG Common Stock for each share of FLBK Common Stock, subject to adjustment, if any, as contemplated in Section 9.1(h).

Fair Market Value. The average of the last reported sale price per share (expressed to three decimal places) of the TSFG Common Stock as reported on the NASDAQ/NMS (as reported in the Wall Street Journal or another mutually agreeable authoritative source) for the ten consecutive trading days immediately prior to the Determination Date.

FBCA. The Florida Business Corporation Act, as amended.

FDIC. The Federal Deposit Insurance Corporation.

Federal Reserve Board. The Board of Governors of the Federal Reserve System.

FLBK Common Stock. The common stock, par value $0.01 per share, of FLBK.

FLBK Restricted Stock. Shares of FLBK Common Stock issued pursuant to the FLBK Second Amended and Restated Incentive Compensation Plan that are subject to vesting requirements.

FLBK Stock-Based Plans. The FLBK Amended and Restated 1998 Stock Option Plan, the FLBK Amended and Restated Employee Stock Purchase Plan and the FLBK Second Amended and Restated Incentive Compensation Plan.

FLBK Stock Certificate. A certificate which previous to the Merger represented any shares of FLBK Common Stock.

Florida Bank. Florida Bank, N.A., a wholly-owned subsidiary of FLBK.

GAAP. Generally accepted accounting principles consistently applied during the periods involved.

Governmental Entity. Any court, administrative agency or commission or other governmental authority or instrumentality.

Hazardous Materials. Any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials.

IRS. The Internal Revenue Service.

Index Price. Index Price on a given date means the closing price of the NASDAQ Bank Index.

Loan Property. Any property in which FLBK holds a security interest, and, where required by the context, such term means the owner or operator of such property.

Material Adverse Effect. With respect to TSFG or FLBK, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (t) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (u) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (v) any action or omission of the parties taken with the prior written consent of the other parties hereto, (w) any events, conditions or trends in business or financial conditions affecting the banking industry, (x) any change or development in financial or securities markets or the economy in general, including changes in interest rates, (y) the announcement or execution of this Agreement, including any impact on relationships with customers or employees, or (z) charges and expenses contemplated in connection with the Merger and not otherwise in violation of this Agreement, including those related to employment contracts and severance payments; legal, accounting and investment banking fees; data processing conversion costs; and accounting changes or charges taken pursuant to Section 7.13 or (ii) the ability of the parties to consummate the transactions contemplated hereby.

Merger Consideration. The aggregate number of shares of TSFG Common Stock issuable by TSFG upon conversion of the FLBK Common Stock as provided herein.

Participation Facility. Any facility in which FLBK participates in the management and, where required by the context, such term means the owner or operator of such facility.

Per Share Merger Consideration. The shares of TSFG Common Stock issuable hereunder for each share of FLBK, which shall be equal to the Exchange Ratio.

Regulatory Agencies. The Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and any other regulatory authority or applicable self-regulatory organization with jurisdiction over the Merger.

Rights. Subscriptions, options, warrants, calls, commitments or agreements of any character to purchase capital stock.

SCBCA. The South Carolina Business Corporation Act, as amended.

SEC. The Securities and Exchange Commission.

Starting Date. March 17, 2004

Starting Price. The closing price of the TSFG common stock, as reported by Nasdaq, on March 17, 2004.

Subsidiary. The word “Subsidiary” (1) when used with respect to FLBK shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes, and (2) when used with respect to TSFG shall mean each Subsidiary of TSFG that is a “Significant Subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the SEC.

Superior Proposal. With respect to FLBK, any written Acquisition Proposal made by a person other than TSFG which is for (i) (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization or similar transaction involving FLBK, (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the assets of FLBK, in a single transaction or a series of related transactions, or (c) the acquisition, directly or indirectly, by a person of beneficial ownership of 50% or more of FLBK Common Stock whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and (ii) which is otherwise on terms which the Board of Directors of FLBK in good faith concludes (after consultation with its financial advisors and outside counsel) would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (b) is reasonably capable of being completed, and (c) that if not accepted by FLBK’s Board of Directors, would result in a breach of the fiduciary duties of the FLBK Board of Directors.

Surviving Corporation. The surviving corporation to the Merger, which shall be TSFG.

Taxes. Taxes shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

Tax Return. Any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

Trust Account Shares. Shares of FLBK Common Stock or TSFG Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties.

TSFG Common Stock. The common stock, par value $1.00 per share, of TSFG.

11.2	Terms Defined Elsewhere. The capitalized terms set forth below are defined in the following sections:
“Agreement”	Preamble
“Benefit Agreements”	Section 7.8(c)
“Closing”	Section 10.1
“Closing Date”	Section 10.1
“Code”	Section 2.3
“ERISA Affiliate”	Section 4.13(a)
“Exchange Fund”	Section 2.8
“Financial Advisors”	Section 4.9
“FLBK”	Preamble
“FLBK Contract”	Section 4.16(a)
“FLBK Director”	Section 7.11
“FLBK Disclosure Schedule”	Section 3.1
“FLBK Financial Statements”	Section 4.8
“FLBK Regulatory Agreement”	Section 4.17
“FLBK Reports”	Section 4.6
“Injunction”	Section 8.1(e)
“Loans”	Section 4.21(a)
“Maximum Amount”	Section 7.9
“Merger”	Recitals
“Plans”	Section 4.13(a)
“Proxy Statement/Prospectus”	Section 4.4
“Representatives”	Section 7.3(a)
“Requisite Regulatory Approvals”	Section 8.1(c)
“S-4”	Section 4.14
“Securities Act”	Section 2.11(b)
“State Banking Approvals”	Section 4.4
“TSFG”	Preamble
“TSFG's Counsel”	Section 8.2(d)
“TSFG Disclosure Schedule”	Section 3.1
“TSFG Financial Statements”	Section 5.7
“TSFG Preferred Stock”	Section 5.2
“TSFG Regulatory Agreement”	Section 5.18
“TSFG Reports”	Section 5.5
“Termination Fee Amount”	Section 9.2(b)

11.3      Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include“, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. No provision of this Agreement shall be construed to require FLBK, TSFG or any of their respective affiliates to take any action that would violate any applicable law (including common law), rule or regulation.

ARTICLE XII

PLAN OF MERGER

12.1      The Merger. Subject to the terms and conditions of this Agreement, in accordance with the FBCA and SCBCA, at the Effective Time, FLBK shall merge with and into TSFG. TSFG shall be the Surviving Corporation, and shall continue its corporate existence under the laws of the State of South Carolina. The name of the Surviving Corporation shall continue to be “The South Financial Group, Inc.” Upon consummation of the Merger, the separate corporate existence of FLBK shall terminate.

12.2      Effective Time and Effects of the Merger. Subject to the provisions of this Agreement, on the Closing Date, the Articles of Merger shall be duly prepared, executed and delivered for filing with the Secretaries of State of the State of Florida and the State of South Carolina immediately after the Closing. The Merger shall become effective at the Effective Time. At and after the Effective Time, the Merger shall have the effects set forth in the FBCA and SCBCA.

12.3      Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement shall constitute a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

12.4	Conversion of FLBK Common Stock.

(a)        At the Effective Time, subject to Section 2.9(e), each share of FLBK Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of FLBK Common Stock held directly or indirectly by FLBK, TSFG or any of TSFG's Subsidiaries (except for Trust Account Shares and DPC Shares)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, the Per Share Merger Consideration.

(b)        At the Effective Time, all of the shares of FLBK Common Stock converted into the Per Share Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of FLBK Stock Certificates shall thereafter cease to have any rights with respect to such securities, except the right to receive for each share (i) the Per Share Merger Consideration, (ii) any dividends and other distributions in accordance with Section 2.9(b) hereof, and (iii) any cash in lieu of fractional shares pursuant to Section 2.9(e).

(c)        If, between the date hereof and the Effective Time, (i) the shares of TSFG Common Stock shall be changed (or TSFG establishes a record date for changing such shares which is prior to the Effective Time) into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, (ii) a stock dividend shall be declared (or TSFG establishes a record date for such dividend which is prior to the Effective Time) in respect of TSFG Common Stock, or (iii) any distribution is made (or TSFG establishes a record date for such distribution which is prior to the Effective Time) in respect of TSFG Common Stock other than a regular quarterly cash dividend consistent with past practice, proportionate adjustments shall be made to the Exchange Ratio.

(d)        At the Effective Time, all shares of FLBK Common Stock that are owned directly or indirectly by FLBK, TSFG or any of TSFG's Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of TSFG, cash or other consideration shall be delivered in exchange therefor. All shares of TSFG Common Stock that are owned by FLBK (other than Trust Account Shares and DPC Shares) shall be cancelled.

12.5      TSFG Common Stock. Except for shares of TSFG Common Stock owned by FLBK (other than Trust Account Shares and DPC Shares), which shall be cancelled as contemplated by Section 2.4 hereof, the shares of TSFG Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

12.6      Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of TSFG, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of TSFG, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

12.7      Directors and Executive Officers. At and after the Effective Time, the directors of TSFG shall consist of all of the directors of TSFG serving immediately prior to the Effective Time and the additional person who shall become a director of TSFG in accordance with Section 7.11 hereof, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The executive officers of TSFG immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

12.8      TSFG to Make Shares Available. At the Effective Time, TSFG shall deposit, or shall cause to be deposited with the Exchange Agent, for exchange in accordance with this Article II, (i) certificates representing the shares of TSFG Common Stock to be issued pursuant to Section 2.4 and Section 2.9(a) in exchange for outstanding shares of FLBK Common Stock, and (ii) the cash in lieu of fractional shares to be paid in accordance with Section 2.9(e) hereof. Such cash and certificates for shares of TSFG Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the “Exchange Fund.”

12.9	Exchange of Shares.

(a)        As soon as practicable after the Effective Time, and in any event within five (5) business days after the Effective Time, or otherwise as may be agreed upon by the parties, the Exchange Agent shall mail to each holder of record of FLBK Stock Certificates at the Effective Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the FLBK Stock Certificates shall pass, only upon delivery of the

FLBK Stock Certificates, to the Exchange Agent) and instructions for use in effecting the surrender of the FLBK Stock Certificates in exchange for the Merger Consideration. FLBK shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of FLBK Stock Certificates for exchange and cancellation to the Exchange Agent, together with a properly executed letter of transmittal, the holder of such FLBK Stock Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of TSFG Common Stock which such holder of FLBK Common Stock became entitled to receive pursuant to the provisions of Article II hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the FLBK Stock Certificates, as provided in Section 2.9(e), and the FLBK Stock Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares or the unpaid dividends and distributions, if any, payable to holders of FLBK Stock Certificates.

(b)        No dividends or other distributions declared after the Effective Time with respect to TSFG Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered FLBK Stock Certificate until the holder thereof shall surrender such FLBK Stock Certificate in accordance with this Article II. After the surrender of a FLBK Stock Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of TSFG Common Stock represented by such FLBK Stock Certificate.

(c)        If any certificate representing shares of TSFG Common Stock is to be issued in a name other than that in which the FLBK Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the FLBK Stock Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of TSFG Common Stock in any name other than that of the registered holder of the FLBK Stock Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)        After the Effective Time, there shall be no transfers on the stock transfer books of FLBK of the shares of FLBK Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, FLBK Stock Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of TSFG Common Stock, as provided in this Article II.

(e)        Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of TSFG Common Stock shall be issued upon the surrender for exchange of FLBK Stock Certificates, no dividend or distribution with respect to TSFG Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of TSFG. In lieu of the issuance of any such fractional share, TSFG shall pay to each former shareholder of FLBK who otherwise would be entitled to receive a fractional share of TSFG Common Stock an amount in cash determined by multiplying (i) the Fair Market Value by (ii) the fraction of a share of TSFG Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.4 hereof.

(f)         Any portion of the Exchange Fund that remains unclaimed by the shareholders of FLBK for twelve months after the Effective Time shall be paid to TSFG. Any shareholders of FLBK who have not theretofore complied with this Article II shall thereafter look only to TSFG for payment of the Per Share Merger Consideration and/or the unpaid dividends and distributions on the TSFG Common Stock deliverable in respect of each share of FLBK Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of TSFG, FLBK, the Exchange Agent or any other person shall be liable to any former holder of shares of FLBK Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)        In the event any FLBK Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such FLBK Stock Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such FLBK Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed FLBK Stock Certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

12.10	[Reserved].
12.11	Stock-Based Plans.

(a)        At the Effective Time, each option granted by FLBK under any of the FLBK Stock-Based Plans, which is outstanding and unexercised immediately prior thereto, shall cease to represent a right to acquire shares of FLBK Common Stock and shall be converted automatically into a fully-vested option to purchase shares of TSFG

Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable FLBK Stock-Based Plan, the agreements evidencing grants thereunder, and any other agreements between FLBK and an optionee regarding FLBK options):

(1)       the number of shares of TSFG Common Stock to be subject to the new option shall be equal to the product of the number of shares of FLBK Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of TSFG Common Stock resulting from such multiplication shall be rounded to the nearest whole share (and .5 of a share shall be rounded up), and

(2)       the exercise price per share of TSFG Common Stock under the new option shall be equal to the exercise price per share of FLBK Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent (and .5 of a cent shall be rounded up).

(b)        At the Effective Time, each share of FLBK Restricted Stock issued by FLBK under any of the FLBK Stock-Based Plans, which is outstanding immediately prior thereto, shall be converted automatically, at the Exchange Ratio, into fully-vested shares of TSFG Common Stock, provided that any fractional shares of TSFG Common Stock resulting from such the application of the Exchange Ratio shall be rounded to the nearest whole share (and .5 of a share shall be rounded up).

(c)        Prior to the Effective Time, TSFG shall reserve for issuance the number of shares of TSFG Common Stock necessary to satisfy TSFG's obligations under this Section. TSFG shall file with the SEC no later than ten business days after the Effective Time, a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of TSFG Common Stock (i) subject to options to acquire TSFG Common Stock issued pursuant to this Section or (ii) issued upon the conversion of the FLBK Restricted Stock pursuant to this Section, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or “blue sky” laws, for so long as such options remain outstanding; provided, however, that TSFG shall only be required to file and maintain the effectiveness of such registration statement with respect to securities that are eligible to be registered on a Form S-8.

(d)        Prior to the Effective Time, TSFG and FLBK shall take all such steps as may be required to cause any acquisitions of TSFG equity securities (including derivative securities with respect to any TSFG equity securities) and dispositions of FLBK equity securities (including derivative securities with respect to any FLBK equity securities) resulting from the transactions contemplated by this Agreement by each individual who is anticipated to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to TSFG or who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to FLBK, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE XIII

DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES

[Omitted]

ARTICLE XIV

REPRESENTATIONS AND WARRANTIES OF FLBK

[Omitted]

ARTICLE XV

REPRESENTATIONS AND WARRANTIES OF TSFG

[Omitted]

ARTICLE XVI

COVENANTS RELATING TO CONDUCT OF BUSINESS

[Omitted]

ARTICLE XVII

ADDITIONAL AGREEMENTS

[Omitted]

ARTICLE XVIII

CONDITIONS PRECEDENT

[Omitted]

ARTICLE XIX

TERMINATION AND AMENDMENT

[Omitted]

ARTICLE XX

GENERAL PROVISIONS

[Omitted]

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

In accordance with Sections 33-6-102 and 33-10-106 of the South Carolina Business Corporation Act of 1988 (the “Code”), THE SOUTH FINANCIAL GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

1. The name of the Corporation is The South Financial Group, Inc.

2. On May 8, 2008, the Corporation adopted an amendment to the Corporation’s Amended and Restated Articles of Incorporation, as set forth in the following Certificates of Designations:

5.	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V
6.	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV
7.	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V
8.	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV

3. Such amendment does thereby designate, create, authorize and provide for the issue of four series of preferred stock, each having no par value per share and each with a liquidation preference of $1,000.00 per share, which shall be designated as (i) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V, consisting of 55,562 shares, (ii) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV, consisting of 184,718 shares, (iii) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V, consisting of 2,248 shares, and (iv) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV, consisting of 7,472 shares, each having the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof set forth on each respective Certificate of Designations attached hereto and made a part hereof.

4. Such amendment was duly authorized by the Board of Directors and shareholder action was not required, pursuant to the authority granted in the Corporation’s Amended and Restated Articles of Incorporation and Section 33-6-102 of the Code.

5.  The effective date of these Articles of Amendment shall be 8:00am on May 8, 2008 in accordance with the provisions of Section 33-1-230 of the Code.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this as of the 8th day of May, 2008.

      THE SOUTH FINANCIAL GROUP, INC.

By: /s/ William P. Crawford, Jr.

Name: William P. Crawford, Jr.

Title: Executive Vice President and General Counsel

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008D-V

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”) consisting of 2,248 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008D-V

Section I. Dividend Rights

(a) The holders of the Series 2008D-V Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008D-V Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008D-V Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008D-V Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008D-V Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the Conversion Price (as defined in Section III(a) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008D-V Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008D-V Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

(b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008D-V Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008D-V Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008D-V Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008D-V Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) The cash dividends on the Series 2008D-V Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008D-V Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008D-V Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008D-V Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008D-V Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008D-V Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008D-V Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008D-V Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008D-V Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008D-V Preferred Stock or on such Parity Stock that may be in arrears.

(e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

(a) The Series 2008D-V Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

(i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008D-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

(ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008D-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

(iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008D-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

(b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) and

shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) together with the Series 2008D-V Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

(a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-V Preferred Stock shall be convertible following the date of the first meeting held to seek Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008D-V Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008D-V Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

(b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price (the “Mandatory Conversion”).

Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008D-V Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(d) To protect against dilution, the Conversion Price, is subject to equitable adjustment, without duplication, from time to time as follows:

(i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, will be readjusted to the Conversion Price, that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Price, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

(e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008D-V Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008D-V Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008D-V Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008D-V Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008D-V Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008D-V Preferred Stock had been converted into Common Stock on the date of such event.

(f) The holder of any shares of Series 2008D-V Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008D-V Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008D-V Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

(g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008D-V Preferred Stock. If more than one share of Series 2008D-V Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008D-V Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008D-V Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

(h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008D-V Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008D-V Preferred Stock from time to time outstanding.

(i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008D-V Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

(j) Upon conversion of any shares of the Series 2008D-V Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008D-V Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

(k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

(a) Following the date of the first meeting held to seek Shareholder Approval, the Holders shall be entitled to vote each share of the Series 2008D-V Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

(b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

(c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

(d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008D-V Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008D-V Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

(b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008D-V Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008D-V Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008D-V Preferred Stock.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008D-V Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

(a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008D-V Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 D-V Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008D-V Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

(i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

(ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

(c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

(a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such person, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008D-V Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008D-V Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

(c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii) the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008D-V Preferred Stock, respectively.

(d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

(e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008D-V Preferred Stock or successor securities representing less than all the shares of Series 2008D-V Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008D-V Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series 2008D-V Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008D-V Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008D-V Preferred Stock a notice stating that the number of shares into which the shares of Series 2008D-V Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008D-V Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series 2008D-V Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008D-V Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008D-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008D-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-V Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-V Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-V Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008D-V Preferred Stock

Shares of Series 2008D-V Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008D-V Preferred Stock Certificates

If any of the Series 2008D-V Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008D-V Preferred Stock certificate, or in lieu of and substitution for the Series 2008D-V Preferred Stock certificate lost, stolen or destroyed, a new Series 2008D-V Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008D-V Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008D-V Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008D-V Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series 2008D-V Preferred Stock.

Section XV. Notices

All notices, requests and other communications to the holder of Series 2008D-V Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008D-V Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2008D-V Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008D-V Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008ND-NV

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) consisting of 184,718 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008ND-NV

Section I. Dividend Rights

(a) The holders of the Series 2008ND-NV Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008ND-NV Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008ND-NV Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008ND-NV Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008ND-NV Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the then applicable Conversion

Price (as defined in Section III(a) hereof), Adjusted Conversion Price or Further Adjusted Conversion Price (each as defined in Section III(b) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008ND-NV Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008ND-NV Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

(b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008ND-NV Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008ND-NV Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008ND-NV Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008ND-NV Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) The cash dividends on the Series 2008ND-NV Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008ND-NV Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008ND-NV Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008ND-NV Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008ND-NV Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008ND-NV Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008ND-NV Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008ND-NV Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008ND-NV Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008ND-NV Preferred Stock or on such Parity Stock that may be in arrears.

(e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

(a) The Series 2008ND-NV Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

(i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008ND-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

(ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008ND-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

(iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008ND-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

(b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative

Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) together with the Series 2008ND-NV Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

(a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-NV Preferred Stock shall be convertible on or following the receipt of Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008ND-NV Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008ND-NV Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

(b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable (the “Mandatory Conversion”). If the Mandatory Conversion is not effected on the Mandatory Conversion Date, then (1) the Conversion Price shall be adjusted such that the price then in effect shall be reduced by $1.00 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Adjusted Conversion Price”) and (2) the Adjusted Conversion Price shall thereafter be further adjusted every six months such that the price then in effect shall immediately decrease by an additional $0.50 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (but not below $4.00, subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (each such adjusted rate, a “Further Adjusted Conversion Price”) until the date on which the Mandatory Conversion pursuant to this Section III(b) is effected.

Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008ND-NV Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(d) To protect against dilution, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, is subject to equitable adjustment, without duplication, from time to time as follows:

(i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be readjusted to the Conversion Price, Adjusted

Conversion Price or Further Adjusted Conversion Price, as applicable, that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

(e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008ND-NV Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008ND-NV Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008ND-NV Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008ND-NV Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008ND-NV Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008ND-NV Preferred Stock had been converted into Common Stock on the date of such event.

(f) The holder of any shares of Series 2008ND-NV Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008ND-NV Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008ND-NV Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

(g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008ND-NV Preferred Stock. If more than one share of Series 2008ND-NV Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008ND-NV Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008ND-NV Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

(h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008ND-NV Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008ND-NV Preferred Stock from time to time outstanding.

(i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008ND-NV Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

(j) Upon conversion of any shares of the Series 2008ND-NV Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008ND-NV Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

(k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

(a) Prior to Shareholder Approval, the Holders shall have no right to vote with Common Stock as a single class. After Shareholder Approval has been obtained, the Holders shall be entitled to vote each share of the Series 2008ND-NV Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

(b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

(c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

(d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008ND-NV Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008ND-NV Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

(b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008ND-NV Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008ND-NV Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008ND-NV Preferred Stock.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008ND-NV Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

(a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008ND-NV Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 ND-NV Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008ND-NV Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI.

The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

(i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

(ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

(c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

(a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such person, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008ND-NV Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008ND-NV Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

(c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the

Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii) the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008ND-NV Preferred Stock, respectively.

(d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

(e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008ND-NV Preferred Stock or successor securities representing less than all the shares of Series 2008ND-NV Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008ND-NV Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series 2008ND-NV Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008ND-NV Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008ND-NV Preferred Stock a notice stating that the number of shares into which the shares of Series 2008ND-NV Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008ND-NV Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series 2008ND-NV Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008ND-NV Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008ND-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008ND-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-NV Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-NV Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-NV Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008ND-NV Preferred Stock

Shares of Series 2008ND-NV Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008ND-NV Preferred Stock Certificates

If any of the Series 2008ND-NV Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008ND-NV Preferred Stock certificate, or in lieu of and substitution for the Series 2008ND-NV Preferred Stock certificate lost, stolen or destroyed, a new Series 2008ND-NV Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008ND-NV Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008ND-NV Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008ND-NV Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series 2008ND-NV Preferred Stock.

Section XV. Notices

All notices, requests and other communications to the holder of Series 2008ND-NV Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008ND-

NV Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2008ND-NV Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008ND-NV Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008ND-V

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) consisting of 55,562 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008ND-V

Section I. Dividend Rights

(a) The holders of the Series 2008ND-V Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008ND-V Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008ND-V Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008ND-V Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008ND-V Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the then applicable Conversion Price (as defined in Section III(a) hereof), Adjusted Conversion Price or Further Adjusted Conversion Price (each as defined in Section III(b) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008ND-V Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008ND-V Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

(b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008ND-V Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008ND-V Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008ND-V Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008ND-V Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) The cash dividends on the Series 2008ND-V Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008ND-V Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008ND-V Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008ND-V Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008ND-V Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008ND-V Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008ND-V Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008ND-V Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008ND-V Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008ND-V Preferred Stock or on such Parity Stock that may be in arrears.

(e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

(a) The Series 2008ND-V Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

(i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008ND-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

(ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008ND-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

(iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008ND-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

(b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) together with the Series 2008ND-V Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

(a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-V Preferred Stock shall be convertible following the date of the first meeting held to seek Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008ND-V Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008ND-V Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

(b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable (the “Mandatory Conversion”). If the Mandatory Conversion is not effected on the Mandatory Conversion Date, then (1) the Conversion Price shall be adjusted such that the price then in effect shall be reduced by $1.00 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Adjusted Conversion Price”) and (2) the Adjusted Conversion Price shall thereafter be further adjusted every six months such that the price then in effect shall immediately decrease by an additional $0.50 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (but not below $4.00, subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (each such adjusted rate, a “Further Adjusted Conversion Price”) until the date on which the Mandatory Conversion pursuant to this Section III(b) is effected.

Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common

Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008ND-V Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(d) To protect against dilution, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, is subject to equitable adjustment, without duplication, from time to time as follows:

(i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be readjusted to the Conversion Price, Adjusted

Conversion Price or Further Adjusted Conversion Price, as applicable, that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

(e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008ND-V Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008ND-V Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008ND-V Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008ND-V Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008ND-V Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008ND-V Preferred Stock had been converted into Common Stock on the date of such event.

(f) The holder of any shares of Series 2008ND-V Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008ND-V Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008ND-V Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

(g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008ND-V Preferred Stock. If more than one share of Series 2008ND-V Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008ND-V Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008ND-V Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

(h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008ND-V Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008ND-V Preferred Stock from time to time outstanding.

(i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008ND-V Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

(j) Upon conversion of any shares of the Series 2008ND-V Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008ND-V Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

(k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

(a) Following the date of the first meeting held to seek Shareholder Approval, the Holders shall be entitled to vote each share of the Series 2008ND-V Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the

Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

(b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

(c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

(d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008ND-V Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such person, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008ND-V Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the

Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

(b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008ND-V Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008ND-V Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008ND-V Preferred Stock.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008ND-V Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

(a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008ND-V Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 ND-V Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008ND-V Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

(i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

(ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

(c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

(a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such entity, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008ND-V Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008ND-V Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the

United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

(c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii) the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008ND-V Preferred Stock, respectively.

(d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

(e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008ND-V Preferred Stock or successor securities representing less than all the shares of Series 2008ND-V Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008ND-V Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series 2008ND-V Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008ND-V Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008ND-V Preferred Stock a notice stating that the number of shares into which the shares of Series 2008ND-V Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008ND-V Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series 2008ND-V Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008ND-V Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008ND-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008ND-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-V Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-V Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-V Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008ND-V Preferred Stock

Shares of Series 2008ND-V Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008ND-V Preferred Stock Certificates

If any of the Series 2008ND-V Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008ND-V Preferred Stock certificate, or in lieu of and substitution for the Series 2008ND-V Preferred Stock certificate lost, stolen or destroyed, a new Series 2008ND-V Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008ND-V Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008ND-V Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008ND-V Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series 2008ND-V Preferred Stock.

Section XV. Notices

All notices, requests and other communications to the holder of Series 2008ND-V Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008ND-V Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2008ND-V Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008ND-V Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008D-NV

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) consisting of 7,472 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2008D-NV

Section I. Dividend Rights

(a) The holders of the Series 2008D-NV Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008D-NV Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008D-NV Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008D-NV Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008D-NV Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the Conversion Price (as defined in

Section III(a) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008D-NV Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008D-NV Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

(b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008D-NV Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008D-NV Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008D-NV Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008D-NV Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) The cash dividends on the Series 2008D-NV Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008D-NV Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008D-NV Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008D-NV Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008D-NV Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008D-NV Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008D-NV Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008D-NV Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008D-NV Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008D-NV Preferred Stock or on such Parity Stock that may be in arrears.

(e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

(a) The Series 2008D-NV Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

(i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008D-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

(ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008D-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

(iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008D-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

(b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) together with the Series 2008D-NV Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

(a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-NV Preferred Stock shall be convertible on or following the receipt of Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008D-NV Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008D-NV Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

(b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price (the “Mandatory Conversion”).

Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008D-NV Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(d) To protect against dilution, the Conversion Price, is subject to equitable adjustment, without duplication, from time to time as follows:

(i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, will be readjusted to the Conversion Price, that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Price, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

(e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008D-NV Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008D-NV Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008D-NV Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008D-NV Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008D-NV Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008D-NV Preferred Stock had been converted into Common Stock on the date of such event.

(f) The holder of any shares of Series 2008D-NV Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008D-NV Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008D-NV Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

(g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008D-NV Preferred Stock. If more than one share of Series 2008D-NV Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008D-NV Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008D-NV Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

(h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008D-NV Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008D-NV Preferred Stock from time to time outstanding.

(i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008D-NV Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

(j) Upon conversion of any shares of the Series 2008D-NV Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008D-NV Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

(k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

(a) Prior to Shareholder Approval, the Holders shall have no right to vote with Common Stock as a single class. After Shareholder Approval has been obtained, the Holders shall be entitled to vote each share of the Series 2008D-NV Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

(b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

(c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

(d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008D-NV Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

(a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008D-NV Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

(b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008D-NV Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008D-NV Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008D-NV Preferred Stock.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008D-NV Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

(a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008D-NV Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 D-NV Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008D-NV Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

(i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

(ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

(c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

(a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such person, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008D-NV Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008D-NV Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

(c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i) the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii) the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008D-NV Preferred Stock, respectively.

(d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

(e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008D-NV Preferred Stock or successor securities representing less than all the shares of Series 2008D-NV Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008D-NV Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series 2008D-NV Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008D-NV Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008D-NV Preferred Stock a notice stating that the number of shares into which the shares of Series 2008D-NV Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008D-NV Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series 2008D-NV Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008D-NV Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008D-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008D-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-NV Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-NV Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-NV Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008D-NV Preferred Stock

Shares of Series 2008D-NV Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008D-NV Preferred Stock Certificates

If any of the Series 2008D-NV Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008D-NV Preferred Stock certificate, or in lieu of and substitution for the Series 2008D-NV Preferred Stock certificate lost, stolen or destroyed, a new Series 2008D-NV Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008D-NV Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008D-NV

Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008D-NV Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series 2008D-NV Preferred Stock.

Section XV. Notices

All notices, requests and other communications to the holder of Series 2008D-NV Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008D-NV Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2008D-NV Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008D-NV Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is The South Financial Group, Inc.

2.	Date of Incorporation: May 21, 1986.
3.	Agent’s Name and Address: William P. Crawford, Jr., 102 S. Main Street, Greenville, SC 29601.

4.	On May 6, 2008, the corporation adopted two amendments to its Articles of Incorporation:

Amendment #1

Section 6(c) of the Articles of Incorporation is hereby removed and replaced with the following:

Any plan of merger, share exchange, sale of substantially all the company’s assets, consolidation or dissolution (for which shareholder approval is required pursuant to applicable South Carolina law) to be adopted, must be approved by (1) a majority of the votes entitled to be cast on the plan, regardless of the class or voting group to which the shares belong, and (2) a majority of the votes entitled to be cast on the plan within each voting group entitled to vote as a separate voting group on the plan. This majority vote standard is adopted in lieu of the two-thirds vote standard set forth in Sections 33-11-103(e), 33-12-102(e) and 33-14-102(f) of the South Carolina Business Corporation Act of 1988, as amended.

Sections 6(f), 6(h) and 6(i) of the Articles of Incorporation are hereby removed.

Amendment #2

A new Section 6(k), having the following language, shall be added:

Section 6(g) of these Articles of Incorporation shall be subject to the subsequent sentences, and after the 2010 Annual Meeting of Shareholders, Section 6(g) shall be deemed to be of no further force and effect: The class of Directors whose terms end at the 2008 Annual Meeting of Shareholders shall be elected for a three-year term ending in 2011. The class of Directors whose terms end at the 2009 Annual Meeting of Shareholders shall be elected for a two-year term ending in 2011. The class of Directors whose terms end at the 2010 Annual Meeting of Shareholders shall be elected for a one-year term ending in 2011, and subsequent thereto, all Directors shall be elected for one-year terms.

5.	The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: Not applicable.

6.	Complete either a or b, whichever is applicable.

☒	Amendment adopted by shareholder action.

At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and vote of such shares was:

Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares
Group	Shares	to be Cast	the Meeting	For	Against	Abstain

Amendment #1

Commmon	72,619,780	72,619,780	67,551,986	62,739,031	4,363,927	449,219

Stock

Amendment #2

Commmon	72,619,780	72,619,780	67,551,986	62,813,621	4,267,577	471,105

Stock

[ ]          Amendment was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended and shareholder action was not required.

8.	Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State. Not applicable.

Date: May 12, 2008	The South Financial Group, Inc. (Name of Corporation)

/s/ William P. Crawfored, Jr.

William P. Crawford, Jr., Secretary

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

THE SOUTH FINANCIAL GROUP, INC.

________________________

In accordance with Sections 33-6-102 and 33-10-106 of the South Carolina Business Corporation Act of 1988 (the “Code”), THE SOUTH FINANCIAL GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

1. The name of the Corporation is The South Financial Group, Inc.

2. On December 3, 2008, the Corporation adopted an amendment to the Corporation’s Amended and Restated Articles of Incorporation, as set forth in the following Certificate of Designations:

(i)	Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T

3. Such amendment does thereby designate, create, authorize and provide for the issuance of a series of preferred stock, having no par value per share and with a liquidation preference of $1,000.00 per share, which shall be designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T consisting of 347,000 shares, having the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof set forth on the Certificate of Designations attached hereto as Annex A and made a part hereof.

4. Such amendment was duly authorized by the Board of Directors and shareholder action was not required, pursuant to the authority granted in the Corporation’s Amended and Restated Articles of Incorporation and Section 33-6-102 of the Code.

5.  The effective date of these Articles of Amendment shall be 9:00am on December 5, 2008 in accordance with the provisions of Section 33-1-230 of the Code.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this as of the 3rd day of December, 2008.

      THE SOUTH FINANCIAL GROUP, INC.

By: /s/ William P. Crawford, Jr.

Name: William P. Crawford, Jr.

Title: Executive Vice President and General Counsel

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES 2008-T

OF

THE SOUTH FINANCIAL GROUP, INC.

The South Financial Group, Inc., a corporation organized and existing under the laws of the State of South Carolina (the “Corporation”), in accordance with the provisions of Sections 33-6-102 and 33-10-106 of the South Carolina Business Corporation Act of 1988, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the articles of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on December 3, 2008 creating a series of 347,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T”.

RESOLVED, that pursuant to the provisions of the articles incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, no par value per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

•

Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 347,000.

•

Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

•	Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

“Common Stock” means the common stock, no par value per share, of the Corporation.

“Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

“Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

“Minimum Amount” means $86,750,000.

“Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Mandatory Convertible Non-cumulative Preferred Stock Series 2008, no par value and $1,000 liquidation preference per share.

“Signing Date” means the Original Issue Date.

•

Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, The South Financial Group, Inc. has caused this Certificate of Designations to be signed by James R. Gordon, its Senior Executive Vice President and Chief Financial Officer, this 3rd day of December, 2008.

The South Financial Group, Inc.

By: /s/ James R. Gordon

Name: James R. Gordon

Title: Senior Executive Vice President and Chief Financial Officer

ANNEX A

STANDARD PROVISIONS

General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Standard Definitions. As used herein with respect to Designated Preferred Stock:

“Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

“Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

“Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

“Dividend Period” has the meaning set forth in Section 3(a).

“Dividend Record Date” has the meaning set forth in Section 3(a).

“Liquidation Preference” has the meaning set forth in Section 4(a).

“Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

“Preferred Director” has the meaning set forth in Section 7(b).

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

“Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

“Share Dilution Amount” has the meaning set forth in Section 3(b).

“Standard Provisions” mean these Standard Provisions that form a part of the Certificate of

Designations relating to the Designated Preferred Stock.

“Successor Preferred Stock” has the meaning set forth in Section 5(a).

“Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Dividends.

Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of

Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker–dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Liquidation Rights.

Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Redemption.

Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Voting Rights.

General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors”and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

THE SOUTH FINANCIAL GROUP, INC.

In accordance with Sections 33-6-102 and 33-10-106 of the South Carolina Business Corporation Act of 1988 (the “Code”), THE SOUTH FINANCIAL GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

1.	The name of the Corporation is The South Financial Group, Inc.
2.

On June 17, 2009, the Corporation adopted an amendment to the Corporation’s Amended and Restated Articles of Incorporation, as set forth in the following Certificate of Designations: Certificate of Designations of Mandatory Convertible Non-cumulative Preferred Stock, Series 2009-A.

3.

Such amendment does thereby designate, create, authorize and provide for the issue of a series of preferred stock, having no par value per share and a liquidation preference of $1,000.00 per share, which shall be designated as Mandatory Convertible Non-cumulative Preferred Stock, Series 2009-A, consisting of 94,500 shares, having the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof set forth on the Certificate of Designations attached hereto and made a part hereof.

4.

Such amendment was duly authorized by the Board of Directors and shareholder action was not required, pursuant to the authority granted in the Corporation’s Amended and Restated Articles of Incorporation and Section 33-6-102 of the Code.

The effective date of these Articles of Amendment shall be 8:00 a.m. on June 23, 2009 in accordance with the provisions of Section 33-1-230 of the Code.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this as of the 19th day of June, 2009.

THE SOUTH FINANCIAL GROUP, INC.

By: /s. James R. Gordon
Name: James R. Gordon

Title: Sr. Executive Vice President, Chief Financial Officer

CERTIFICATE OF DESIGNATIONS

OF

MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2009-A

OF

THE SOUTH FINANCIAL GROUP, INC.

Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as Mandatory Convertible Non-cumulative Preferred Stock, Series 2009-A (the “Series 2009-A Preferred Stock”) consisting of 94,500 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

MANDATORY CONVERTIBLE NON-CUMULATIVE

PREFERRED STOCK, SERIES 2009-A

(h)	Dividend Rights

From and after the date on which shares of the Series 2009-A Preferred Stock are first issued, holders of the Series 2009-A Preferred Stock (the “Holders”) shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, dividends in the amount determined as set forth in Section I(b) and in Section I(c), and no more.

Subject to Section I(a), the Board of Directors may not declare and pay any dividend or make any distribution (including, but not limited to, regular quarterly dividends) in respect of Common Stock, whether in the form of cash or securities or any other form of property or assets, unless the Board of Directors declares and pays to the Holders of the Series 2009-A Preferred Stock, at the same time and on the same terms as holders of Common Stock, an amount per share of Preferred Stock equal to the product of (i) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

Commencing with the Section I(c) Dividend Period (as defined below) ending on March 17, 2010, in addition to dividends payable under Section I(b), non-cumulative cash dividends shall be payable quarterly in arrears, when, as and if declared by the Board of Directors, on March 18, June 18, September 18 and December 18 of each year, or, if any such day is not a Business Day, the next Business Day, commencing March 18, 2010, and on the Conversion Date (each, a “Section I(c) Dividend Payment Date”) for each outstanding share of Series 2009-A Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”). Dividends payable pursuant to this Section I(c), including for the first Section I(c) Dividend Period and any Section I(c) Dividend Period that is shorter or longer than a fully quarterly Section I(c) Dividend Period, will be computed on the basis of a 360-day year of twelve 30-day months. No interest or sum of money in lieu of interest will be paid on any dividend payment on a share of Series 2009-A Preferred Stock paid later than the scheduled Section I(c) Dividend Payment Date. A “Section I(c) Dividend Period” is each period from and including a Section I(c) Dividend Payment Date (or, for the first Section I(c) Dividend Period, from and including December 19, 2009) to but excluding the following Section I(c)

-

Dividend Payment Date. The “Special Dividend Rate” shall initially be 12% per annum and shall increase by 1% on September 18, 2010 and on every six month anniversary of September 18, 2010 thereafter, subject to a maximum rate of 15% per annum. Notwithstanding the foregoing, there shall be no Special Dividends with respect to any time from and after the first Business Day following the receipt of Shareholder Approval if the shares of the Series 2009-A Preferred Stock remain outstanding and have not been converted into Common Stock as a result of Section III(k).

Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the same record date, which (i) with respect to dividends payable pursuant to Section I(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section I(c), shall be on the last Business Day of the month in which the relevant Section I(c) Dividend Payment Date occurs. “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

The cash dividends on the Series 2009-A Preferred Stock payable pursuant to Section 1(c) are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2009-A Preferred Stock payable pursuant to Section 1(c) for past periods have been paid, the Corporation, subject to Section 1(b), may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2009-A Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2009-A Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2009-A Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2009-A Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2009-A Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2009-A Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2009-A Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2009-A Preferred Stock or on such Parity Stock that may be in arrears.

If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

(i)	Ranking

The Series 2009-A Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2009-A Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2009-A Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2009-A Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as the Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T (the “Series T Preferred Stock”), shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

(j)	Mandatory Conversion

The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2009-A Preferred Stock is $3.9394 (subject to adjustment from time to time as provided in Section III(d)).

If the Shareholder Approval (as defined below) is not obtained by December 19, 2009, then (1) the Conversion Price shall be adjusted such that the price then in effect shall be reduced by 20% (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Adjusted Conversion Price”) and (2) unless the Shareholder Approval shall have previously been obtained, the Adjusted Conversion Price shall thereafter be further adjusted every six months such that the price then in effect shall immediately decrease by an additional 10% of the Conversion Price (as adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Further Adjusted Conversion Price”), provided that in no event shall the Further Adjusted Conversion Price be reduced pursuant to this Section III(a) to less than seventy percent (70%) of the Conversion Price (as adjusted from time to time in a manner consistent with the provisions of Section III(d)).

Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2009-A Preferred Stock will automatically convert on the first Business Day following the receipt of Shareholder Approval (such date, the “Conversion Date”), into the right to receive a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. “Shareholder Approval” shall mean the occurrence of both (x) the approval of the conversion terms of the Series 2009-A Preferred Stock by a majority of the total votes cast on the proposal, whether presented at a special or annual meeting of shareholders of the Corporation and (y) the approval of an amendment to the Corporation’s Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized thereunder from 200,000,000 to 325,000,000 by two-thirds of the votes entitled to be cast thereon, whether presented at a special or annual meeting of shareholders.

As promptly as practicable after the Conversion Date, the Corporation shall (i) provide notice of the conversion to each Holder stating the Conversion Date, the number of shares of Common Stock to be issued upon conversion of each share of Series 2009-A Preferred Stock held of record by such Holder and subject to conversion and the place or places where certificates representing shares of Series 2009-A Preferred Stock are to be surrendered for issuance of certificates representing shares of Common Stock and (ii) issue and deliver, in exchange for the certificates representing the shares of Series 2009-A Preferred Stock held by such Holder, to each Holder a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled and, as provided in Subsection III(f) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The Holder shall be deemed to have become a shareholder of record on the Conversion Date. Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2009-A Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

To protect against dilution, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, is subject to equitable adjustment, without duplication, from time to time as follows:

Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be adjusted based on the following formula:

CR1 = CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be readjusted to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

If the Corporation, at any time or from time to time after the date of original issuance of the Series 2009-A Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock or cash, then and in each such event provision shall be made so that the Holders of the outstanding shares of Series 2009-A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2009-A Preferred Stock been converted into Common Stock on the date of such event and had such Holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the Holders of the outstanding shares of Series 2009-A Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the Holders of Series 2009-A Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2009-A Preferred Stock had been converted into Common Stock on the date of such event.

No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2009-A Preferred Stock. If more than one share of Series 2009-A Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2009-A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2009-A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

Following the receipt of the Shareholder Approval, the Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2009-A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2009-A Preferred Stock from time to time outstanding.

All shares of Common Stock which may be issued upon conversion of the shares of Series 2009-A Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

Upon conversion of any shares of the Series 2009-A Preferred Stock, the Holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such Holder shall be entitled to receive any dividends on such shares of the Series 2009-A Preferred Stock declared prior to such conversion if such Holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

(j)        In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

(k)       Notwithstanding anything to the contrary in this Section III, no Holder shall be entitled to receive shares of Common Stock upon conversion of the Series 2009-A Preferred Stock to the extent (but only to the extent) that such receipt would cause such converting Holder or its investment manager or Affiliates to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the sum of (i) the shares of Common Stock outstanding at such time and (ii) the number of shares of Common Stock into which the then outstanding shares of the Series 2008 Preferred Stock is convertible (the “Common Voting Power”). Any purported delivery of shares of Common Stock upon conversion of the Series 2009-A Preferred Stock shall be void and shall have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder or its investment advisor or Affiliates becoming the beneficial owner of more than 9.9% of the Common Voting Power. If any delivery of shares of Common Stock owed to a Holder upon conversion of the Series 2009-A Preferred Stock is not made, in whole or in part, as a result of this clause (k), the Corporation’s obligation to make such delivery shall not be extinguished and the Corporation shall deliver such shares as promptly as practicable after any such time (and from time to time, as applicable) as conversion by such Holder would not result in the Holder or its investment advisor or Affiliates becoming the beneficial owner of more than 9.9% of the Common Voting Power (and any such Holder shall give notice thereof at such time).

(k)	Voting

Except as otherwise required by law, the Corporation’s Amended and Restated Articles of Incorporation, Holders of the Preferred Stock are not entitled to any voting rights.

Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2009-A Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the 2009-A Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2009-A Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2009-A Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2009-A Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2009-A Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2009-A Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such person, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2009-A Preferred Stock, taken as a whole.

(l)	Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Holders of shares of the Series 2009-A Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to the greater of (i) $1,000.00 per share (the “Liquidation Preference”) and (ii) the amount such Holder would have received had such Holder, immediately prior to such liquidation, dissolution, or winding up, converted such shares of Series 2009-A Preferred Stock into shares of Common Stock (pursuant to Section III without regard to any of the limitations on convertibility contained therein). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each Holder of shares of Series 2009-A Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each Holder of shares of Series 2009-A Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the Holders of all of the outstanding shares of Series 2009-A Preferred Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each Holder of shares of Series 2009-A Preferred Stock of the appraiser's valuation.

(m)	Adjustments For Reorganization Events

Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2009-A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a Holder of the number of shares of Common Stock into which such share of Series 2009-A Preferred Stock was convertible (assuming that Conversion Date had occurred) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2009-A Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Series 2009-A Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section I	Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series 2009-A Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall promptly compute such adjustment and furnish to the Common Stock Conversion Agent and the Holders a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2009-A Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

Section II	Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series 2009-A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2009-A Preferred Stock shall have no preemptive or subscription rights.

Section III	Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2009-A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2009-A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2009-A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2009-A Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2009-A Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section IV	Reissuance of Series 2009-A Preferred Stock

Shares of Series 2009-A Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section V	Mutilated or Missing Series 2009-A Preferred Stock Certificates

If any of the Series 2009-A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2009-A Preferred Stock certificate, or in lieu of and substitution for the Series 2009-A Preferred Stock certificate lost, stolen or destroyed, a new Series 2009-A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2009-A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2009-A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section VI	Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all Holders of shares of the Series 2009-A Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section VII	No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series 2009-A Preferred Stock.

Section VIII	Notices

All notices, requests and other communications to the Holder of Series 2009-A Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such Holder as shown on the books of the Corporation. A Holder of the outstanding share of Series 2009-A Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section IX	Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2009-A Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2009-A Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders. The Corporation shall initially serve as the Common Stock Conversion Agent.